UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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PATRICK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder,

On behalf of the Board of Directors, we are pleased to invite you to join us for our Annual Meeting of Shareholders (“Annual Meeting”), which will be conducted via live audio webcast on May 12, 2022, at 10:00 A.M. EDT. The virtual Annual Meeting will be conducted online at meetnow.global/MDHN794. In the Notice of 2022 Annual Meeting and Proxy Statement, we describe the matters upon which you will be asked to vote at the meeting and provide instructions for attending the meeting.

This Proxy Statement describes our corporate governance policies and practices that foster the Board’s effective oversight of the Company’s business strategies and practices. We further welcome you to review this Proxy Statement as we describe our financial performance for fiscal year 2021 as well as our progress on our environmental, social and governance initiatives.

Please review the proxy/notice card for instructions on how to vote over the Internet, by telephone or by mail in order to be certain that your shares of stock are represented at the Annual Meeting. It is important that all Patrick Industries, Inc. shareholders vote and participate in the affairs and governance of our Company.

Sincerely,

Todd M. Cleveland
Executive Chairman of the Board
April 11, 2022

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement

VOTING: Please vote your shares using the Internet, by telephone or by mail by signing, dating and returning the enclosed proxy in the enclosed envelope. If you hold shares through a broker, custodian, fiduciary, or nominee (a “beneficial holder”), please check the voting instructions used by that broker, custodian, fiduciary, or nominee. Holders with a control number from Computershare, our transfer agent, can vote at the virtual Annual Meeting. Please return your proxy card so your vote can be counted.

VIRTUAL MEETING FORMAT: You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: meetnow.global/MDHN794 on the meeting date and time described in the accompanying Proxy Statement.

If you plan to attend the meeting virtually on the Internet, you must register by following the instructions contained in the “Voting Information” section.

By Order of the Board of Directors,
Joel D. Duthie
Executive Vice President, Chief Legal Officer and Secretary
April 11, 2022

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS:

Our 2022 Proxy Statement and Annual Report to Shareholders for fiscal 2021 are available on Patrick Industries, Inc.’s website at www.patrickind.com under “For Investors - Company Information.” You may also request hard copies of these documents free of charge by writing to us at the following address: 107 West Franklin Street, Elkhart, Indiana 46515-0638. Attention: Office of the Secretary.

PATRICK INDUSTRIES, INC

PROXY STATEMENT

Annual Meeting Of Shareholders

This Proxy Statement and the accompanying Proxy Card are being mailed to shareholders of Patrick Industries, Inc. (the “Company” or “Patrick”) on or about April 13, 2022, and are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the Annual Meeting of Shareholders to be held online (virtual meeting) on May 12, 2022 (the “Annual Meeting”) for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

If the form of proxy which accompanies this Proxy Statement is executed and returned, or is voted by Internet or by telephone, it may be revoked by the person giving it at any time prior to the voting thereof by:

(i)	changing your vote using the online voting method, in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted;

(ii)	filing with the Secretary of the Company, during or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy;

(iii)	duly executing and dating a subsequent proxy relating to the common stock and delivering it to the Secretary of the Company during or before the Annual Meeting; or

(iv)	Voting your shares electronically during the Annual Meeting.

If the form of proxy is signed, dated and returned without specifying choices on one or more matters presented to the shareholders, the shares will be voted on the matter or matters listed on the proxy card as recommended by the Company’s Board.

Additional solicitations, in person, or by telephone or otherwise, may be made by certain directors, officers and employees of the Company regarding the proposals without additional compensation. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

Patrick’s Annual Report to Shareholders, which contains Patrick’s Annual Report on Form 10-K for the year ended December 31, 2021, accompanies this Proxy Statement. Requests for additional copies of the Annual Report on Form 10-K should be submitted to the Office of the Secretary, Patrick Industries, Inc., 107 West Franklin Street, Elkhart, Indiana 46515-0638. Annual Meeting materials may also be viewed online through our website, www.patrickind.com under “For Investors — Company Information.”

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement

PATRICK INDUSTRIES, INC

BUSINESS FINANCIAL HIGHLIGHTS

Fiscal Year 2021 Company Financial Performance Summary

2021 was strong for us across a wide range of operational metrics, where we meaningfully exceeded historical milestones in revenue, gross margin, operating income, operating margin, and operating cash flows. We continued to strategically diversify our leisure lifestyle platform with the addition of key new businesses in marine and marine aftermarket, as well as fortifying our portfolio of RV, MH and Industrial offerings. We also amended our credit facility and broadened and strengthened our liquidity profile with a senior unsecured note offering and a senior unsecured convertible note offering which enhanced our strong capital structure. And while our family has grown to more than 11,000 team members, we have also leveraged the strengths of our culture and talent and grown profitably, while building a strong infrastructure to support further growth and improved performance.

While supply chain challenges impacted all major markets in 2021, our teams worked tirelessly in alignment with our customers’ demands based on market conditions, and delivered to our end markets in three key areas. First, our strong liquidity profile and cash generation, along with our multi-brand platform and strategic locations across the country, allowed us to leverage available production capacity, buying power, and procurement strength between brands to secure incremental inventory for customer production, supporting their strong operating pace and momentum. Second, our continued strategic investment in automation and our information systems, which began in the second half of fiscal 2020, allowed and further positioned our teams to adapt to the tight labor market conditions that we experienced in 2021. Third, we invested in human capital initiatives, discussed further in the ESG section of this Proxy.

The charts below illustrate our performance related to net sales, operating margin and operating income, operating cash flows, and diluted earnings per share since 2017.

The Company’s performance is focused on meeting the needs of our large breadth of customers, generating returns for our shareholders, supporting our communities, and reinvesting in our team members.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	1

 CORPORATE GOVERNANCE HIGHLIGHTS

2021 Highlights

The Board believes that fundamental corporate governance is critical to ensuring the Company is managed for the long-term benefit of our shareholders. Recent actions taken by the Board include the following:

• Amendment to Charters; Code of Ethics and Business Conduct; and Governance Guidelines. As part of an annual review process, the Board’s Committees approved changes to their respective Committee Charters in 2021 to continue to facilitate alignment with best practices for management oversight. Similarly, the Board reviewed and approved proposed changes to the Company’s Code of Ethics and Business Conduct and Corporate Governance Guidelines.

• Board Diversity Policy. In alignment with the formal policy adopted in 2018, and as part of its self-evaluation under our Corporate Governance Guidelines, the Board annually considers whether the level of diversity of the Board is appropriate, and the Corporate Governance and Nominations Committee takes this consideration into account when identifying and evaluating director candidates. In addition, the Company has included a “Board Diversity Matrix” in alignment with the NASDAQ Listing Rule and has disclosed board-level diversity data.

• Environmental, Health and Safety / Social Responsibility and Corporate Governance Disclosures. The Board aims to ensure that matters of environmental, health and safety, social and governance responsibility are considered and supported in the Company’s operations and administrative matters and are consistent with Patrick shareholders’ best interests.

• The Board adopted a formal policy in 2018 for managing its commitment to social and environmental matters. This policy is available on the Company’s website at www.patrickind.com under “For Investors—Governance — Governance Documents” under the heading “Social and Environmental Responsibility Policy.”

• The Company’s ESG disclosures are available on the Company’s website at www.patrickind.com under “For Investors — Governance — Governance Documents” under the heading “Environmental, Social and Governance Disclosures.”

• Information Security Risks/Matters. Executive leadership and the Board make determinations and decisions on strategy and direction of cyber security based on analysis and recommendations from Information Technology (“IT”) leadership. The Company’s cyber security model, analysis of the effectiveness of the anti-phishing and other cyber security programs, and updates on cyber technology implementations are examples of cyber security content reviewed by the Board. The Company has retained a cyber security consulting firm to support cyber program priorities and harden system security.

In addition, the Company’s IT department has implemented technology controls around user access, incident monitoring, event tracking, and security incident alert monitoring. Technology controls and governance documentation are reviewed regularly with executive leadership and the Board. The Company defines cyber security policies consistent with operations and employs continuous improvement measures to enhance reliability and flexibility in compliance with changing requirements.

2	PATRICK INDUSTRIES, INC

EXECUTIVE COMPENSATION HIGHLIGHTS

Aligning Pay To Differentiated Performance

Our leaders understand and are motivated to impact key metrics that drive growth, profitability and ultimately shareholder value in both the short and long term. Our Compensation Committee recommends compensation decisions to the Board which support such philosophy. The plan design is brought to life through understanding each compensation element and the impact of the individual’s and the team’s performance as outlined below:

Each compensation component, relative to Peer Group and General Industry data, supports our philosophy of rewarding differentiated performance by emphasizing each executive’s variable pay elements.

•	Base Salary, though lower than peer base compensation, is designed in alignment with the philosophy of focusing on performance-dependent variable pay.

•	The annual short-term cash compensation plan provides for enhanced payouts for performance above plan up to a maximum of 200% of target compensation at 115% of plan and incorporates a threshold payout of 50% of target compensation at 75% of plan.

COMPENSATION ELEMENT	PERCENTILE POSITIONING VS. PEER PROXY AND GENERAL INDUSTRY DATA

Base Salary	25th - 50th

Short-Term Incentive	50th - 75th

Total Target Cash	50th - 75th

Long-Term Incentive	25th - 50th

Total Target Compensation	50th - 75th

•	The annual Long-term Incentive Compensation Plan is designed to drive the executive’s focus on long-term profitability through both organic and inorganic growth over the three-year award performance period. This equity plan is also designed to motivate leadership to perform above plan with a maximum payout of 200% of target compensation at 120% of plan and a threshold payout of 50% of target compensation at 80% of plan.

Our focus on variable pay to motivate performance, a key component of our compensation plan over the past decade, has proven successful in aligning our team’s compensation to shareholder returns.

Key Compensation Actions Taken In Fiscal 2021

•	Adjusted compensation for our Named Executive Officers (“NEOs”) to align with changes in responsibility, the Company’s performance in 2021, year-over-year revenue growth, and size-scoping of our Peer Group and General Industry data.

•	Continued to utilize external consultant, Willis Towers Watson, for data and consultation as requested by the Compensation Committee.

For the compensation of our NEOs, please refer to the Compensation Discussion and Analysis (“CD&A”) beginning on page 31.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	3

OUR CONTINUING ESG JOURNEY

We began our Environmental, Social and Governance ("ESG") journey in 2020 by establishing an ESG committee comprised of passionate team members and championed by senior management in partnership with Board sponsorship and oversight.

We worked to reduce energy and material consumption, identify renewable energy sources, and, most importantly, invest in our people and communities.

Patrick's 11,000 team members are the foundation of our leisure lifestyle and housing brands, which is why we invested in human capital initiatives in 2021. Those projects included enhanced employee benefits and wage programs; cultural alignment; heart-felt, purposeful, and employee-driven philanthropic programs; and focused leadership training and connectivity. All of the new initiatives allowed us to improve the lives of our people, maximize their talents, and apply their unique capabilities and strengths in strategic areas across the Company — allowing us all to be BETTER Together.

The continued support of our teams, suppliers, financial partners, and Board of Directors helped make 2021 an incredibly successful and exciting year, which positions us to be even stronger and more competitive for our customers and shareholders in 2022 and the years to come. We are extremely grateful for and humbled by the collective efforts of our team members who, through their creativity, collaboration and innovation, have consistently delivered solutions that support our customers, markets, communities and purpose.

The foundation for our ESG initiatives has never been stronger. We look forward to sharing our first Sustainability Report at the end of 2022, where we will detail the collective successes and our expectations going forward.

ENVIRONMENTAL IMPACT

- **Environmental Management**
- **Innovation and Environmentally Responsible Products**
- **Sustainable Initiatives**

SOCIAL RESPONSIBILITY

- **Engagement, Diversity and Inclusion**
- **Workforce Investment**
- **Employee Health and Safety**
- **Human Rights**
- **Impact on the Local Community**

GOVERNANCE AND ETHICS

- **Corporate Governance**
- **Ethics and Integrity**
- **Board Composition**

ENVIRONMENTAL

Reducing the Volume of Waste in Landfills

Goal: By 2025, we anticipate increasing our recycling and upcycling practices to achieve a reduction in our waste stream. We plan to set targets toward achieving a reduction in landfill waste across our manufacturing facilities, distribution centers and corporate offices.

Progress in Recycling & Upcycling

We continuously strive to reduce the impact to our environment. One key focus is to reduce waste and to recycle and upcycle materials in our manufacturing and distribution centers. While our geographic footprint has grown over the years, we aim to reduce relative volumes of waste going to landfills. We continue to discover new outlets to utilize materials rather than landfilling them. We have a team devoted to managing scrap materials at our locations — ensuring we are reusing, recycling and upcycling.

In 2021, We Recycled & Upcycled:

OVER 46,000 TONS OF WOOD BY-PRODUCTS
=
A SAVINGS EQUIVALENT OF 77,000 TREES

8 MILLION POUNDS OF PLASTIC
=
A SAVINGS EQUIVALENT OF 4 MILLION GALLONS OF GASOLINE

11 MILLION POUNDS OF ALUMINUM
=
A SAVINGS EQUIVALENT OF 68 MILLION KILOWATT-HOURS OF ELECTRICITY

1 MILLION POUNDS OF STEEL
=
A SAVINGS EQUIVALENT OF 350 TONS OF COAL

A 5X INCREASE IN THE USE OF HIGH TECHNOLOGY VOC REDUCTION INITIATIVES
=
A REDUCTION OF VOC EMISSIONS BY 20% FOR EACH LOCATION ADOPTING THE INITIATIVE

6 PATRICK INDUSTRIES, INC

SOCIAL

At Patrick, we are tremendously proud of the incredible commitment of our team members who fought tirelessly through unprecedented market conditions to maintain our position as a leader in the markets we serve. Our people have always been the heart and soul of our winning culture, and are what set us apart from the rest. So, as we headed into 2021 in anticipation of continued strong growth, we intentionally worked on our culture, to not only preserve the very best aspects of it, but to also revisit the foundation in order to make certain it would continue to be a competitive advantage for generations to come.

IMPACT Leadership Development Program

In 2021, the Company continued to invest in the training and development of future leaders through the Patrick Industries' IMPACT Leadership Development Program. Through a 12-month career development curriculum, IMPACT provided recent college graduates with leadership and development opportunities via cross-functional rotations and operational immersion experiences, culminating with the participants' career launches with the Company. The Company welcomed its fourth class of IMPACT participants this past year.

Care Camps

Our team members embrace philanthropic efforts to impact the communities in which we live and serve. The giving spirit of our Company is highlighted by our new partnership with Care Camps — an organization that helps provide camping and outdoor activities to children who are battling cancer. This past October, we launched a corporate event celebrating this partnership. Our team members wrote letters to the children, and many of our team members graciously gave financial gifts out of their own paychecks to be donated to Care Camps.

Military Makeover

In 2021, Patrick partnered with Military Makeover with Montel®, a national reality TV show from BrandStar. The show offers hope and a helping hand to members of the military and their loved ones through a home makeover.

"As a Patrick family, we had the incredible opportunity to come alongside Michael and Heather Daniels," says Executive Vice President Doyle Stump. "Michael humbly served our country and that was our opportunity to not just thank him and his wife Heather for their sacrifices and service, but to also take action and serve them."

Local Community Impacts

Patrick invested in over 50 local organizations in 2021. The nonprofits supported include schools, physical and mental health assistance, youth mentorship and a wide range of other needed services. We are proud to be part of the community and work together to make it stronger because we are BETTER Together.

CARE CAMPS

"Care Camps is proud to recognize the positive impact of Patrick Industries' giving, not only through their corporate philanthropy, but also the precious gifts of time and talent on the part of individual team members."

– JENNIFER MERCER, CARE CAMPS DEVELOPMENT DIRECTOR

GOVERNANCE VALUES

Board Leadership and Accountability

As of the date of this Proxy Statement, our Board has nine members. Todd Cleveland serves as Executive Chairman of the Board and M. Scott Welch serves as lead independent director. Except for Mr. Cleveland and Andy Nemeth, ***our Chief Executive Officer, no director is an employee.***

- Directors are elected for a one-year term
- Board had five regular meetings, 13 special meetings in 2021
- Each director attended at least 75% of the Board and the Board committees meetings in 2021
- All directors attended the most recent Annual Meeting of shareholders which was held on May 13, 2021
- We expect all Board members to attend the annual meetings but from time to time, other commitments may prevent all directors from attending each meeting

Director Qualifications and Diversity

The Corporate Governance and Nominations Committee follows a diversity policy that requires the committee to consider diversity criteria — including race, ethnicity and gender — when identifying candidates for membership. The Committee will consider a candidate's qualifications and background, including responsibility for operating a public company or a division of a public company, international business experience, a candidate's technical and financial background or professional qualification, diversity of background and personal experience, and any other public company boards on which the candidate is a director. The Committee will also consider whether the candidate would be "independent" for purposes of the NASDAQ Stock Market and the SEC rules and regulations by our Board. The Committee may, from time to time, engage the services of a professional search firm to identify and evaluate potential nominees.

Consideration of Director Candidates

- The Corporate Governance and Nominations Committee will consider Board nominees recommended by shareholders, which can be sent to the address provided below.
- In order for a shareholder to nominate a candidate for director:
  - Provide timely notice of the nomination (not less than 20 days or more than 50 days prior to the next Annual Meeting of Shareholders)
  - Provide written notice of nominee to the Secretary of the Company
  - Written notice to include name, address and number of shares owned by the shareholder
  - Name, age, business address, residential address and principal occupation of the nominee to the secretary of the company
  - Number of shares beneficially owned by the nominee
  - Provide nominee's consent to be elected and serve
  - Provide documents required under the federal securities laws
  - Provide candidate's other board memberships (if any)

Communication with our Shareholders and ensuring document accessibility

You can find our charters Diversity Policy, Code of Ethics and Corporate Governance Guidelines and other documents on our website at www.patrickind.com, under "For Investors — Governance" or by writing to:

Patrick Industries, Inc.
Attn: Joel D. Duthie, EVP - Chief Legal Officer and Secretary
107 West Franklin Street
Elkhart, Indiana 46515-0638

Shareholders can reach out directly to our full Board or a Board member by writing to the above address. Communications intended for independent directors should be directed to the Chairman of the Corporate Governance and Nominations Committee.

8 PATRICK INDUSTRIES, INC

Director Independence

Seven of the nine members of the Board (as of the date of this Proxy) have been designated by the Board as independent directors. The Board determines whether a director is independent by following the guidelines of the NASDAQ Stock Market and the SEC rules and regulations. The Board has determined that the independent directors in 2021 were Joseph M. Cerulli, John A. Forbes, Michael A. Kitson, Pamela R. Klyn, Derrick B. Mayes, Denis G. Suggs and M. Scott Welch.

Board Risk Oversight

The Board has delegated its risk oversight responsibilities to the Audit Committee, as described under the heading "Audit Committee" on page 19. In accordance with the Audit Committee's Charter, each of our senior financial and accounting officers reports directly to the Audit Committee regarding material risks to our business, among other matters, and the Audit Committee meets in executive sessions with the senior financial and accounting officers and with representatives of our independent registered public accounting firm.
The Audit Committee Chairman reports to the full Board regarding material risks as deemed appropriate. In addition, the Compensation Committee annually considers the extent to which the risks arising from the compensation policies and practices of the Company are reasonably likely to have a material adverse effect on the Company as a whole.

Board Composition – Experience And Expertise

100% STRATEGIC PLANNING

89% SALES/MARKETING

78% MANUFACTURING/ NEW PRODUCT DEVELOPMENT

78% BANKING/FINANCE RELATIONS

78% ACQUISITIONS

78% OPERATIONS/ RISK MANAGEMENT

56% INDUSTRY EXPERTISE

Board Diversity Matrix (As of March 18, 2022)

TOTAL NUMBER OF DIRECTORS	9			
GENDER	**FEMALE**	**MALE**	**NON-BINARY**	**DID NOT DISCLOSE GENDER**
Directors	1	8	-	-
NUMBER OF DIRECTORS WHO IDENTIFY IN ANY OF THE CATEGORIES BELOW:	1	8	-	-
African American or Black	-	2	-	-
Alaskan Native or Native American	-	-	-	-
Asian (other than South Asian)	-	-	-	-
South Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Persons with Disabilities	-	-	-	-

Election of Directors

There are nine nominees for election to the Board, all of which are current members of our Board. The individuals elected as directors at the 2022 Annual Meeting will be elected to hold office until the 2023 Annual Meeting or until their successors are duly elected and qualified.

It is intended that the proxies will be voted for the nominees listed below, unless otherwise indicated on the proxy form. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board does not anticipate that any nominee will be unable or unwilling to serve.

The Board of Directors recommends that shareholders vote FOR the election of the following nominees to the Board of Directors.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	11

"The investments we have been making over the past eighteen months, both strategically and in operating infrastructure, are resulting in positive contributions and will enhance our ability to meet and exceed our customers' needs."

– ANDY NEMETH, CEO

JOSEPH M. CERULLI

Age 62

Director Since 2008

Committees Corporate Governance and Nominations (Chair)

Biography

Joseph M. Cerulli, age 62, has been employed by Tontine Associates, LLC, an investment management firm (together with its affiliates, “Tontine”), since January 2007.

Qualifications

Mr. Cerulli has particular knowledge of our Company and the industries in which we operate based on Tontine’s prior long-standing investment in the Company and possesses extensive knowledge with respect to business operations, strategic planning, financial and investment matters, including investment banking, capital markets, and mergers and acquisitions advisory.

TODD M. CLEVELAND

Age 54

Director Since 2008

Committees None

Biography

Todd M. Cleveland, age 54, has been our Executive Chairman of the Board since January 1, 2020. Prior to that, Mr. Cleveland was Chairman of the Board from May 2018 to December 2019 and our Chief Executive Officer from February 2009 to December 31, 2019. Mr. Cleveland was President of the Company from May 2008 to December 2015 and Chief Operating Officer of the Company from May 2008 to March 2013. Mr. Cleveland has served as a director of IES Holdings, Inc. (“IES”) from 2017 to present, and he has been the chairman of IES’s Human Resources and Compensation Committee since February 2019 and a member of IES’s audit committee since February 2021.

Qualifications

Mr. Cleveland has over 31 years of RV, MH, marine and industrial experience in various operating capacities. He also has extensive knowledge of our Company and the industries to which we sell our products and experience with management development and leadership, acquisitions, strategic planning, finance and capital allocation, and the manufacturing and sales of our products.

Other Public Board Directorships

IES Holdings, Inc.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	13

JOHN A. FORBES

Age 62

Director Since 2011

Committees Audit • Compensation • Corporate Governance and Nominations

Biography

John A. Forbes, age 62, has been a partner with Outcomes LLC and Full Sails LLC, two firms engaged in new product development and strategic business consulting, since June 2017. In addition, Mr. Forbes served as the interim CFO of the Company from June 2020 to November 2020. Previously, Mr. Forbes was the President of Utilimaster, a business unit of Spartan Motors USA, Inc., from July 2010 to June 2017. Prior to that, he was the Chief Financial Officer of Utilimaster from May 2009 to July 2010, the Chief Financial Officer of Nautic Global Group LLC from 2007 to 2009 and the Chief Financial Officer of Adorn LLC from 2003 to 2007. Mr. Forbes has served as a director of Chase Packaging Corporation since March 2019

Qualifications

Mr. Forbes has over 35 years of experience in serving various manufacturing industries, having held senior financial leadership roles. Mr. Forbes also has extensive experience with operations and talent management, acquisitions, strategic planning, risk management and banking relations. He has been determined to be an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission (the “SEC”) by our Board.

Other Public Board Directorships

Chase Packaging Corporation

MICHAEL A. KITSON

Age 63

Director Since 2013

Committees Audit (Chair) • Compensation • Corporate Governance and Nominations

Biography

Michael A. Kitson, age 63, served as the Chief Financial Officer of oVertone Haircare, Inc., a manufacturer of haircare products, from July 2018 through January 2022. Previously, Mr. Kitson was a principal with AVL Growth Partners, a firm that provides chief financial officer and other financial advisory services, from March 2017 to July 2018. Prior to that, Mr. Kitson was the Chief Financial Officer of MikaTek, Ltd. from January 2016 until July 2016, the Chief Executive Officer of SharpShooter Imaging from March 2015 to January 2016, the Chief Executive Officer of Nautic Global Group (“Nautic”) from March 2011 to October 2013 and the Chief Financial Officer of Nautic from August 2010 to March 2011.

Qualifications

Mr. Kitson has over 35 years of experience in serving various manufacturing industries in senior financial leadership roles. Mr. Kitson also has extensive experience with corporate and operations management, finance and capital allocation, strategic planning and risk management. He has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations by our Board.

14	PATRICK INDUSTRIES, INC

PAMELA R. KLYN

Age 51

Director Since 2019

Committees Audit • Compensation • Corporate Governance and Nominations

Biography

Pamela R. Klyn, age 51, has been the Senior Vice President of Communications, Public Affairs and Sustainability at Whirlpool Corporation, the world’s leading major home appliance company, since January 2022. Prior to that, Ms. Klyn was a Senior Vice President in the Global Product Organization at Whirlpool Corporation from 2018 to 2021, and has held various leadership positions in marketing and engineering since 1993.

Qualifications

Ms. Klyn has over 29 years of experience in the home appliance industry and has extensive experience in marketing, engineering, strategic planning and new product development.

DERRICK B. MAYES

Age 48

Director Since 2019

Committees Audit • Compensation • Corporate Governance and Nominations

Biography

Derrick B. Mayes, age 48, has been a Managing Partner of Play Like a Champion Capital, LLC since 2020. Prior to that, Mr. Mayes was the Vice President of WME/IMG, a strategic advisor firm to the sports and entertainment industry, from 2015 – 2021. Previously, he was the Chief Executive Officer of Executive Action Sports & Entertainment, serving as a strategic adviser to high profile individuals, groups and organizations in the sports and entertainment industry, from 2007 to 2015.

Qualifications

Mr. Mayes has over 21 years of experience in strategic planning, acquisitions, and executive leadership, with extensive experience in the digital communications space, and has been a leadership and diversity speaker to numerous public companies and private organizations, particularly in the sports and entertainment markets .

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	15

ANDY L. NEMETH

Age 53

Director Since 2006

Committees None

Biography

Andy L. Nemeth, age 53, has been the Company’s Chief Executive Officer since January 1, 2020. Prior to that, Mr. Nemeth was the President from January 2016 to July 2021, Executive Vice President of Finance and Chief Financial Officer from May 2004 to December 2015 and Secretary-Treasurer from 2002 to 2015. He was also the Vice President of Finance and Chief Financial Officer from 2003 to 2004.

Qualifications

Mr. Nemeth has over 30 years of RV, MH, marine and industrial experience in various financial and management capacities. Mr. Nemeth also has particular knowledge of our Company and the industries to which we sell our products and has extensive experience with corporate management, development and leadership, acquisitions, strategic planning, risk management, capital allocation, and banking and finance relations.

DENIS G. SUGGS

Age 56

Director Since 2019

Committees Audit • Compensation • Corporate Governance and Nominations

Biography

Denis G. Suggs, age 56, has been the Chief Executive Officer of LCP Transportation, LLC, a non- emergency medical transportation company, since February 2020. Prior to that, Mr. Suggs was the President and Chief Executive Officer of Strategic Materials Corp. from March 2014 to January 2020 and also served as Chairman from 2017 to 2020. Prior to that, Mr. Suggs was the Global Executive Vice President of Belden, Inc. from 2009 to 2013 and the President of the Americas Division / Vice President of Belden, Inc. from 2007 to 2009. Mr. Suggs has served as a director of Smith & Wesson Brands, Inc. from May 2021 to present.

Qualifications

Mr. Suggs has over 23 years of experience in leading complex global businesses, having also held senior financial executive leadership roles with Danaher Corporation and Public Storage Corporation. Mr. Suggs also has extensive experience with corporate and operations management, strategic planning, mergers and acquisitions and risk management. Mr. Suggs served as a director of the Education Corporation of America from 2015 to 2018 and of Strategic Materials, Inc. and the Glass Packaging Institute from 2014 to 2020. He has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations by our Board.

Other Public Board Directorships Smith & Wesson Brands, Inc.

16	PATRICK INDUSTRIES, INC

M. SCOTT WELCH

Age 62

Director Since 2015

Lead Independent Director Since 2018

Committees Compensation (Chair) • Audit • Corporate Governance and Nominations

Biography

M. Scott Welch, age 62, has been the President and Chief Executive Officer of Welch Packaging Group, a large independently owned corrugated packaging company, since 1985. Prior to establishing Welch Packaging, he worked at Northern Box, Performance Packaging and Elkhart Container. Mr. Welch has served as a director of Lakeland Financial Corporation (“Lakeland”) from 1998 to present, and he has been the lead independent director from 2012 to 2019 and a member of Lakeland’s compensation committee since 2012. He has also served as a trustee of DePauw University since 2005.

Qualifications

Mr. Welch has over 40 years of experience in the packaging industry and has extensive experience in sales, marketing, acquisitions, organizational development, strategic planning, and finance and capital allocation. He has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations by our Board.

Other Public Board Directorships

Lakeland Financial Corporation

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2021 NON-EMPLOYEE DIRECTOR COMPENSATION

	07/01/21-12/31/21	1/1/21-06/30/21

Annual Retainer	$90,000	$75,000

Committee Chairpersons Annual Retainer:

Audit	20,000	10,000

Compensation	10,000	6,000

Corporate Governance and Nominations	10,000	6,000

Lead Independent Director Annual Retainer	25,000	6,000

Annual Restricted Stock Grant (1)	125,000	100,000

(1)

Non-employee directors receive an annual restricted stock grant in May of each year, which vests upon such director’s continued service as a Board member for one year from the grant date or earlier upon certain events. In addition, non-employee directors receive cash dividends on their restricted common stock holdings. The Company does not have stock ownership guidelines for its directors.

In addition to the compensation described above, the Company reimburses the non-employee directors’ expenses, including travel, accommodations and meals, for attending Board and Board Committee meetings, our Annual Meeting of Shareholders and any other activities related to our business. Employee directors receive no compensation as such.

NAME	FEES EARNED OR PAID IN CASH (1)	STOCK AWARDS (2)	OTHER COMPENSATION (3)	TOTAL

Joseph M. Cerulli	$90,500	$125,053	$1,899	$217,452

John A. Forbes (4)	65,250	125,053	1,899	192,202

Michael A. Kitson	97,500	125,053	1,899	224,452

Pamela R. Klyn	82,500	125,053	1,899	209,452

Derrick B. Mayes	82,500	125,053	1,899	209,452

Denis G. Suggs	82,500	125,053	1,899	209,452

M. Scott Welch	106,000	125,053	1,899	232,952

(1)	Fees consist of an annual cash retainer for the Board, lead independent director, and committee chairperson’s service.

(2)

Amounts shown do not represent compensation actually received. Such amounts reflect the aggregate grant date fair value of 1,373 shares of restricted stock granted to each non-employee director, at a closing stock price of $91.08 on May 13, 2021.

(3)	Amounts shown represent cash dividends paid by the Company in 2021 on unvested shares held by the non-employee directors.

(4)

Mr. Forbes did not receive a cash retainer for his service to the Board in the first quarter of 2021 as he received $58,000 of cash compensation from the Company for his services during the transition from his role as Interim CFO, which concluded in November 2020 upon the appointment of Jacob Petkovich as permanent CFO.

18	PATRICK INDUSTRIES, INC

Audit Committee

The Board has an Audit Committee for which Michael A. Kitson serves as the Chairman. The Audit Committee met 13 times in 2021. These meetings included conference calls with management to review quarterly earnings releases and SEC filings prior to their issuance.

The Audit Committee has a charter, which sets forth the primary responsibilities of the Audit Committee which includes:

• Oversight responsibilities related to potential material risks to the business, including, but not limited to, credit, liquidity, IT security, and operational risks;

• Recommending to the Board the independent auditors to be engaged by the company for the purpose of conducting the annual audit of our financial statements;

• Discussing with the independent auditors the scope of their examination;

• Reviewing our financial statements and the independent auditors’ report thereon with our personnel and the independent auditors;

• Inviting the recommendations of the independent auditors regarding internal controls and other matters; and

• Approving all non-audit services provided by the independent auditors and reviewing these engagements on a per occurrence basis.

The Board has determined that each of the current members of the Audit Committee is independent, as defined in the NASDAQ listing standards and relevant SEC rules. In addition, as of the date of this proxy, the Board has determined that four of these members also meet both the qualifications required to be an audit committee financial expert and the financial sophistication requirements contained in the NASDAQ listing standards (Messrs. Forbes, Kitson, Suggs and Welch).

For a more detailed list of the roles and responsibilities of the Audit Committee, please see the Audit Committee Charter located in the “For Investors - Governance” section of our website at www.patrickind.com.

Compensation Committee

The Board has a Compensation Committee for which M. Scott Welch serves as the Chairman. The Compensation Committee met five times in 2021.

The Compensation Committee has a charter, which sets forth the responsibilities of the Compensation Committee, which include:

• Reviewing and recommending to the independent members of the Board the overall compensation programs for the officers of the Company;

• Oversight authority to attract, develop, promote and retain qualified senior executive management; and

• Oversight authority for the stock-based compensation programs.

In its oversight of executive officer compensation, the Compensation Committee seeks assistance from our management and our independent compensation consultant, Willis Towers Watson, as further described below under the heading “Compensation Discussion and Analysis.” Willis Towers Watson’s

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fees are approved by the Compensation Committee. Willis Towers Watson provides the Compensation Committee with data about the compensation paid by our peer group and industry benchmark groups, updates the Compensation Committee on new developments in areas that fall within the Compensation Committee’s scope and is available to advise the Compensation Committee regarding all of its responsibilities, including best practices and market trends in executive compensation. Our Compensation Committee has assessed the independence of Willis Towers Watson pursuant to SEC and NASDAQ listing rules and determined that their work did not give rise to any conflicts of interest.

The Board has determined that each of the current members of the Compensation Committee is independent as defined in the NASDAQ listing standards and our Corporate Governance Guidelines.

Compensation Committee Interlocks and Director Participation

During 2021, no executive officer served on the board or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2021.

For a more detailed list of the roles and responsibilities of the Compensation Committee, please see the Compensation Committee Charter located in the “For Investors - Governance” section of our website at www.patrickind.com.

Corporate Governance and Nominations Committee

The Board has a Corporate Governance and Nominations Committee for which Joseph M. Cerulli serves as the Chairman. The Corporate Governance and Nominations Committee met four times in 2021.

The Corporate Governance and Nominations Committee has a charter, which sets forth the responsibilities of the Corporate Governance and Nominations Committee, which include:

• Assisting the Board in identifying, screening and recommending qualified candidates to serve as directors;

• Recommending nominees to the Board to fill new positions or vacancies as they occur;

• Reviewing and recommending to the Board the compensation of directors;

• Recommending to the Board nominees for election by shareholders at the Annual Meeting;

• Reviewing and monitoring corporate governance compliance as well as recommending appropriate changes;

• Reviewing the succession planning for our senior executive officers;

• Providing overall oversight of our ESG policies and initiatives and working with management to identify and define relevant ESG topics and programs; and

• Conducting an annual assessment of the Board’s performance.

The Board has determined that each of the current members of the Corporate Governance and Nominations Committee (as of the date of this proxy) is independent as defined in the listing standards of the NASDAQ Stock Market and our Corporate Governance Guidelines.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that certain of our officers, directors and 10% shareholders file with the SEC an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of our common stock. Based solely on our review of such forms and written representation from the directors and officers that no other reports were required, we are unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended December 31, 2021.

For a more detailed list of the roles and responsibilities of the Corporate Governance and Nominations Committee, please see the Corporate Governance and Nominations Committee Charter located in the “For Investors - Governance” section of our website at www.patrickind.com.

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Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, “Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte has been the Company’s independent registered public accounting firm since June 2019. The Board and the Audit Committee recommend that shareholders ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year 2022. Although we are not required to do so, we believe that it is appropriate to request that shareholders ratify this appointment. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to any shareholder questions that may arise.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the ratification of the appointment of Deloitte. The ratification of the appointment will be approved by our shareholders if, at the Annual Meeting, a quorum is present and the vote of a majority of the votes cast are voted in favor of the proposal.

The Board of Directors unanimously recommends a vote FOR approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

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INDEPENDENT PUBLIC ACCOUNTANTS

As noted above in Proposal 2, the Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Fees

The following table presents fees and out-of-pocket expenses for professional audit services rendered by Deloitte during the fiscal years ended December 31, 2021 and 2020:

	2021	2020

Audit Fees (1)	$1,867,000	$1,430,000

Audit Related Fees (2)	290,200	-

Tax Fees (3)	320,100	236,700

Other Fees (4)	275,000	-

Total Fees	$2,752,300	$1,666,700

(1)

Audit fees consist of fees for professional services rendered for the annual audit of the Company’s financial statements, the reviews of the financial statements included in the Company’s quarterly reports, and other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees consist of fees related to due diligence services.

(3)	Tax fees include fees related to tax compliance and consulting services.

(4)	Other fees consist of consulting service for advice on the Company’s finance transformation strategy project.

The Audit Committee has advised us that it has determined that the non-audit services rendered by our independent auditors during our most recent fiscal year are compatible with maintaining the independence of such auditors.

The Audit Committee has adopted a Preapproval Policy for Audit and Non-Audit Services pursuant to which it preapproves all audit and non-audit services provided by the independent auditors prior to each particular engagement. The Audit Committee has delegated authority to its Chairman to approve certain proposed services other than the annual audit, tax and quarterly review services, and the Chairman must report any approvals to the balance of the Committee at the next scheduled meeting.

24	PATRICK INDUSTRIES, INC

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board, include providing oversight of our financial reporting process through periodic meetings with our independent auditors, principal accounting officer and management to review accounting, auditing, internal controls and financial reporting matters.

The Audit Committee has met and held discussions with management and Deloitte with respect to the 2021 audited financial statements. The Audit Committee reviewed and discussed with Deloitte the consolidated financial statements, and Deloitte’s evaluation of the Company’s internal controls over financial reporting. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and other professional standards and regulatory requirements currently in effect.

We have received from Deloitte a letter providing the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence with respect to any relationships between us and Deloitte that in their professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent from us within the meaning of the federal securities laws. The Audit Committee concluded that non-audit services provided by Deloitte during the year ended December 31, 2021 were compatible with Deloitte’s independence.

Based on the review and discussions described above, with respect to our audited financial statements included in our 2021 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and our independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of our independent auditors with respect to such financial statements. This report was adopted by the Audit Committee on February 25, 2022.

The Audit Committee

Michael A. Kitson (Chairman)

John A. Forbes

Pamela R. Klyn

Derrick B. Mayes

Denis G. Suggs

M. Scott Welch

26	PATRICK INDUSTRIES, INC

Advisory Vote on

Executive Compensation for Fiscal 2021

Our executive compensation policy is designed to enable the Company to attract, motivate and retain highly-qualified senior executives by providing a competitive compensation opportunity based on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial and non-financial performance goals. Our performance-related awards are structured to link a substantial portion of our executives’ total potential compensation to the Company’s performance on both a short-term and long-term basis, to recognize individual contributions and to align executive and shareholder interests.

We are requesting shareholder approval of the compensation of our named executive officers for fiscal 2021 as disclosed in this Proxy Statement, including the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” compensation tables and the related information and discussion.

Please note that the vote is advisory and therefore not binding on the Company or the Compensation Committee or the Board. However, we value the opinions of our shareholders, and we will carefully consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

The affirmative vote of a majority of the votes cast is required for advisory approval of the foregoing non-binding resolution. See “Voting Information” on pages 60 to 62.

For the reasons stated, the Board of Directors recommends a vote FOR the following non-binding resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers for fiscal year 2021, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related information and discussion, is hereby APPROVED.”

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"

The first thing I felt when I came to Patrick was that the people were so welcoming and kind. I love the environment here!

– KRISTI, ACCOUNTS PAYABLE DEPT.

The following Compensation Discussion and Analysis (“CD&A”) should be read in conjunction with the executive compensation tables and corresponding footnotes that follow. The discussion focuses on the compensation program approved by the Board for the 2021 fiscal year for the Named Executive Officers (“NEOs”).

Named Executive Officers

Todd M. Cleveland, Andy L. Nemeth, Jeffrey M. Rodino, Kip B. Ellis and Jacob R. Petkovich, who are the NEOs for fiscal 2021, are shown below along with a brief biography. Effective July 2021, Mr. Rodino assumed the role of President of the Company.

Todd M. Cleveland

Todd M. Cleveland was appointed Executive Chairman of the Board of the Company in January 2020. Prior to that, Mr. Cleveland was Chairman of the Board from May 2018 to December 2019 and Chief Executive Officer from February 2009 until December 2019. Mr. Cleveland was President of the Company from May 2008 to December 2015, and Chief Operating Officer from May 2008 to March 2013. Prior to that, Mr. Cleveland served as Executive Vice President of Operations and Sales and Chief Operating Officer from August 2007 to May 2008 following the acquisition of Adorn Holdings, Inc. by Patrick in May 2007. Mr. Cleveland has over 31 years of recreational vehicle, manufactured housing, marine and industrial experience in various leadership capacities.

Andy L. Nemeth

Andy L. Nemeth was appointed Chief Executive Officer of the Company in January 2020. Prior to that, Mr. Nemeth served as President of the Company from January 2016 to July 2021. Mr. Nemeth was the Executive Vice President of Finance and Chief Financial Officer from May 2004 to December 2015, and Secretary-Treasurer from 2002 to 2015. Mr. Nemeth has over 30 years of recreational vehicle, manufactured housing, marine and industrial experience in various financial and managerial capacities.

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Jeffrey M. Rodino

Jeffrey M. Rodino was appointed President of the Company in July 2021. Prior to that, Mr. Rodino was Chief Sales Officer from September 2016 to July 2021 and Executive Vice President of Sales from December 2011 to July 2021. Mr. Rodino was Chief Operating Officer of the Company from March 2013 to September 2016, and Vice President of Sales for the Midwest from August 2009 to December 2011. Mr. Rodino has over 28 years of experience in serving the recreational vehicle, manufactured housing, marine and industrial markets.

Kip B. Ellis

Kip B. Ellis was appointed Executive Vice President of Operations and Chief Operating Officer of the Company in September 2016. He was elected an officer in September 2016. Mr. Ellis joined the Company as Vice President of Market Development in April 2016. Prior to his role at Patrick, Mr. Ellis served as Vice President of Aftermarket Sales for the Dometic Group from 2015 to 2016. Prior to his tenure at Dometic, Mr. Ellis served as Vice President of Global Sales and Marketing from 2007 to 2015 at Atwood Mobile Products. Mr. Ellis has over 25 years of experience serving the recreational vehicle, manufactured housing, marine and industrial and automotive markets.

Jacob R. Petkovich

Jacob R. Petkovich was appointed as Executive Vice President of Finance, Chief Financial Officer, and Treasurer of the Company in November 2020. Prior to joining Patrick, Mr. Petkovich served as Managing Director in the Leveraged Finance Group of Wells Fargo Securities and predecessor Wachovia Securities from 2004 to 2020, performing in various senior leadership roles responsible for leading, underwriting, structuring and arranging financing solutions to support issuers’ access to the capital markets for acquisition financings, recapitalizations, refinancings and restructurings.

2021 Executive Compensation Plan Highlights

•	The Company established base pay, short-term incentive (“STI”) and long-term incentive (“LTI”) target pay for each of the NEOs in alignment with its peer group and general industry scoping to assure a market-competitive compensation package for total target direct compensation.

•	The Company increased the base pay of each NEO, with the exception of Mr. Cleveland. Base compensation was adjusted in alignment with the Company’s and NEO’s scope and to assure a competitive position with the market for total direct compensation.

•	The Company made changes to the 2021 STI Plan performance targets and corresponding payout, eliminating the adjustment made to the STI Plan temporarily in 2020 due to the pandemic.

30	PATRICK INDUSTRIES, INC

COMPENSATION DISCUSSION AND ANALYSIS

We believe that our compensation plan as it relates to the NEOs and other executives should be aligned with the Company’s short-term and long-term organizational strategic agendas and its operating performance and cash flows and ensure appropriate management ownership in the Company. Messrs. Cleveland, Nemeth, Rodino, Ellis and Petkovich comprise our NEOs for fiscal 2021, as such term is used under SEC rules. Our philosophy and objectives are to provide a comprehensive market competitive compensation program designed to attract, retain and motivate the best qualified talents from inside and outside the industry and to align the interests of our senior management team with the interests of our shareholders, both short-term and long- term. The Company utilizes a “pay-for-differentiated performance” compensation philosophy that establishes base salaries that are generally low relative to its peer group companies while offering the opportunity for greater upside potential by establishing performance-based short-term and long-term incentives that are generally high relative to its peer group companies. Our performance management system links compensation to achieving or exceeding certain objectives based on our short-term and long-term goals. In order to meet these objectives, the Compensation Committee has met numerous times over the past year and has conducted independent benchmark studies and analyses, in conjunction with the utilization of a third-party compensation consultant, to develop a comprehensive performance and rewards compensation strategy as it relates to our NEOs and other executives. See “Plan Components” discussion below.

2021 Executive Compensation Plan: Pay-at-Risk

The 2021 executive compensation plan for the NEOs was designed to compensate and reward the plan participants with “pay-for-differentiated performance.” The executive compensation is designed for each component to incrementally reward the NEO as performance against established key financial metrics is achieved. This plan design places a high degree of emphasis and reward based on variable compensation or “pay-at-risk.” Each element of compensation is outlined below to demonstrate the philosophy and architecture of the plan design.

Base Pay (Salary)

To implement our variable pay-at-risk philosophy in 2021, we intentionally set the NEOs’ base salaries lower than market-based salaries.

The CEO and each of the other NEOs’ base compensation for 2021 was aligned to the 25th to 50th percentile range of their respective established peer group and general industry data.

EXECUTIVE	2021 BASE PAY	FIXED OR VARIABLE PAY

CEO	$750,000	Fixed Pay

All Other NEOs Combined (1)	1,975,000	Fixed Pay

(1) All other NEOs comprised of Messrs. Cleveland, Rodino, Ellis and Petkovich.

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Non-Equity Incentive Plan Compensation (Short-Term Incentive Plan)

The 2021 Short-Term Incentive Plan (“STIP”) was designed to reward the CEO and each of the other NEOs for differentiated incremental performance against the net income of the plan year (net of 2021 acquisitions) and individual performance goals of each NEO. The STIP is designed to be 100% variable, performance dependent, pay-at-risk. Assuming target performance, the net income metric performance accounts for 70% of the performance payout and each NEO’s personal strategic objectives account for 30% of the performance payout, allowing for differentiation of each individual NEO’s contributions to the performance of the Company. STIP compensation may range from 0% to 200% of target.

If an individual’s performance rating is below the threshold performance rating, such individual is not eligible for a STIP award regardless of Company performance. If the Company’s net income (net of acquisitions) performance is below the threshold Company performance, no individual is eligible for that performance plan year’s annual STIP award regardless of individual performance.

The STIP threshold, target, stretch and maximum performance levels for both net income (net of 2021 acquisitions) and personal performance and related payouts, are noted below for reference.

	COMPANY PERFORMANCE (70% OF TARGET PERFORMANCE PAYOUT)

NET INCOME PERFORMANCE	PERFORMANCE TO PLAN (%)	PAYOUT (%)

Less Than Threshold	<75	0

Threshold	75	50

Target (Plan)	100	100

Stretch	110	175

Maximum	115	200

	NEO INDIVIDUAL PERFORMANCE (30% OF TARGET PERFORMANCE PAYOUT)

PERSONAL PERFORMANCE	PERFORMANCE RATING (0-5 SCALE)	PAYOUT (%)

Less Than Threshold	<2.5	0

Threshold	2.5	50

Target (Plan)	3.5	100

Stretch	4.4	175

Maximum	5.0	200

The STIP target amount for the CEO and each of the other NEOs is designed to align to the 75th percentile range of established peer group and general industry pay percentiles.

EXECUTIVE	2021 TARGET STIP	FIXED OR VARIABLE PAY

CEO	$1,700,000	Variable Pay

All Other NEOs Combined (1)	3,775,000	Variable Pay

(1)	All other NEOs comprised of Messrs. Cleveland, Rodino, Ellis and Petkovich.

32	PATRICK INDUSTRIES, INC

Long-Term Incentive Plan Compensation (Long-Term Incentive Plan)

The 2021 Long-Term Incentive Plan (“LTIP”) was designed to reward the NEOs for sustained, long-range performance while ensuring incremental reward for differentiated performance against the Company’s three-year cumulative earnings before interest, taxes, depreciation and amortization (“EBITDA”) plan. The design of the LTIP creates 80% of the target value of the award in the form of this performance-dependent variable pay and 20% in the form of retentive, time-based fixed compensation with three-year cliff vesting.

The LTIP threshold, target, stretch and maximum performance levels for three-year cumulative EBITDA and related payouts are noted below for reference.

3-YEAR CUMULATIVE EBITDA	PERFORMANCE TO PLAN (%)	PAYOUT (%)

Less Than Threshold	<80	0

Threshold	80	50

Target (Plan)	100	100

Stretch	110	150

Maximum	120	200

The LTIP target amount for the CEO and each of the other NEOs is designed to align to the 25th – 50th percentile range of peer and general industry pay percentiles. The target value of the LTIP is awarded in Restricted Stock Units (“RSUs”). The table below outlines the target LTIP amount for the CEO and all the other NEOs combined.

EXECUTIVE	2021 TARGET LTIP	VARIABLE PAY (80%)	FIXED PAY (20%)

CEO	$2,800,000	$2,240,000	$560,000

All Other NEOs Combined (1)	4,150,000	3,320,000	830,000

(1) All other NEOs comprised of Messrs. Cleveland, Rodino, Ellis and Petkovich.

Total Target Compensation Fixed vs. Variable Pay Summary

Upon combining all pay elements of the 2021 Executive Compensation Plan, the percentages of total fixed versus variable pay at target are depicted in the table below.

		TOTAL TARGET FIXED PAY		TOTAL TARGET VARIABLE PAY

EXECUTIVE	TOTAL TARGET COMPENSATION	$	%	$	%

CEO	$5,250,000	$1,310,000	25.0%	$3,940,000	75.0%

All Other NEOs Combined (1)	9,900,000	2,805,000	28.3%	7,095,000	71.7%

(1)	All other NEOs comprised of Messrs. Cleveland, Rodino, Ellis and Petkovich.

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Participants and Roles

PARTICIPANTS	RESPONSIBILITIES

Compensation Committee	• Reviews and approves, with input from our management team and external advisors, the Company’s executive compensation and benefits programs, including the NEOs.
• Provides annual and ongoing review, discussion, analysis and recommendations regarding the evaluation of the execution of the performance plan for the NEOs against defined business objectives.

Independent Committee Consultant	• Provides published survey data, peer group proxy data and analysis and consultation to the Compensation Committee on executive and non-employee director compensation.

• Establishes and maintains an independent perspective to avoid any conflicts of interests while working directly for the Compensation Committee unless the Committee has preapproved any work to be conducted with management for review by the Committee and approval by the Board.

Chief Executive Officer and Senior Human Resources Executive

• When requested by the Compensation Committee, provide executive compensation and benefit plan input related to the performance management structure and provides support on compensation and benefit program design and implementation, as well as compliance and disclosure requirements.

• The CEO evaluates the performance plans of the President, COO and CFO and other executives in accordance with the Board approved plan.

Plan Factors

There are several key factors the Compensation Committee considers when recommending plan-year executive compensation decisions:

•	NEOs’ roles, position scope, experience, skill set and performance history;
•	The external market for comparable roles;
•	The current and expected business climate; and
•	The Company’s financial position and operating results.

34	PATRICK INDUSTRIES, INC

Plan Components

The Compensation Committee utilizes its own judgment in approving the components of compensation, benefits, and plan targets for the NEOs. The Compensation Committee further reviews and approves compensation including base compensation, targets, thresholds, and maximums of short-term and long-term incentive compensation. In addition, the Compensation Committee utilizes a third-party compensation consulting firm, Willis Towers Watson, to provide relevant compensation benchmarks for the NEOs and other key leadership roles as well as plan design review and input. The CEO evaluates the performance plans of the President, CFO and other executive officers with the Compensation Committee. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session. The Compensation Committee overseas the performance and compensation of the Executive Chairman. Holders of approximately 70% of the shares voted in the most recent shareholder advisory vote at our Annual Meeting of Shareholders held on May 13, 2021 voted to approve the compensation of the NEOs for fiscal year 2020. The Compensation Committee takes the shareholder advisory voting results, along with any other shareholder input on executive compensation, into consideration as one of several decision points in its executive compensation decision making process for each plan year.

Benchmark Sources and Fiscal Year 2021 Peer Group

In an effort to provide a better aligned peer group for purposes of market comparison of our executive compensation packages based on our general guidelines and as described under “Plan Components,” an important factor in establishing executive compensation for 2021 is the external market for comparable roles. In addition, based on the data utilized from an index of General Industry companies provided by the Central Data Base Survey of Willis Towers Watson, our independent compensation committee consultant, there were no changes made by the Compensation Committee to the benchmark peer group for the period ended December 31, 2021 (as compared to the 2020 peer group). We believe the following companies listed below represent an effective comparator group of similar size and with similar scope of revenue and market capitalization.

•	American Woodmark Corporation

•	Apogee Enterprises, Inc.

•	Brunswick Corporation

•	Cavco Industries, Inc.

•	Cornerstone Building Brands, Inc.

•	EnPro Industries , Inc.
•	Hyster-Yale Materials Handling, Inc.

•	LCI Industries, Inc.

•	Masonite International Corporation

•	Modine Manufacturing Company

•	Mueller Industries, Inc.

•	Polaris Inc.
•	Thor Industries, Inc.

•	UFP Industries, Inc.

•	Wabash National Corporation

•	Winnebago Industries, Inc.

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FISCAL YEAR 2021 EXECUTIVE COMPENSATION

COMPENSATION AND BENEFITS COMPONENTS	DESCRIPTION AND PURPOSE

Base Salary	Cash payments reflecting a market competitive position for performance of functional role.

Short-Term Incentives	Lump sum cash payments reflective of approved pay-for-performance plan and the relative achievements of the business and individual performance objectives. In addition, the Board reserves the right at any time to award discretionary bonuses to senior management based on outstanding performance or other factors.

Long-Term Incentives	Stock vehicle grants reflecting approved pay-for-performance plan and the relative long-term achievement of the business performance plans as well as the Company’s desire to retain high- performing talent and align the interests of senior management with shareholder interests.

Executive Health and Welfare Benefits	Health and welfare benefits mirror scope of standard plans for all employees.

Voluntary Deferred Compensation Plan	Highly compensated individuals can elect to voluntarily defer all or a portion of their wages in any given year subject to applicable laws and restrictions. Designed to supplement market competitive position and further drive retention of key executives.

Other Compensation	Other compensation includes: Automobile allowance, Company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan and to individual Health Savings Accounts, and health club reimbursement pursuant to the Company’s general health and welfare program.

Severance Benefits	Reasonable and customary transition support aligned to market benchmark data.

Base Salary

The Compensation Committee reviews and approves the base salaries of the NEOs each year, as well as at the time of promotion, change in job responsibilities or any other change deemed to be a material event. Base salaries are set during the first quarter of each year. The Compensation Committee sets the salary for the CEO and approves the base salaries for the other NEOs based on recommendations by the CEO.

When determining base salary adjustments for its NEOs, the Compensation Committee considers a combination of (i) peer group data, (ii) market data, including industry norms and benchmarking data from companies of similar size and scope and (iii) outstanding Company and individual performance. In general, the Compensation Committee targets the 25th to 50th percentile of the Company’s peer group in determining base salaries.

The Board increased the CEO salary in 2021 in reflection of Mr. Nemeth’s individual performance and peer comparator group market data alignment. The other NEOs’ base salary increases were based on peer group data market alignment and individual performance contributions.

36	PATRICK INDUSTRIES, INC

NAME	2020 BASE SALARY ($)	2021 BASE SALARY ($)	% INCREASE/DECREASE

Todd M. Cleveland	$600,000	$600,000	-

Andy L. Nemeth	675,000	750,000	11.1%

Jeffrey M. Rodino (1)	425,000	450,000	5.9%

Kip B. Ellis	450,000	475,000	5.6%

Jacob R. Petkovich	425,000	450,000	5.9%

(1)	Mr. Rodino’s base salary was further adjusted from $450,000 to $550,000 in July 2021 to reflect his promotion to President of the Company.

Non-Equity Incentive Plan Awards

The short-term incentive portion of the 2021 compensation plan consists of annual non-equity incentive plan awards, which are reviewed and approved each year and are based on the Company’s financial results and the individual’s performance against defined objectives. Several key components were considered in the development of the 2021 STIP to align the STIP with shareholder interest by measuring the Company’s financial performance and the individual’s performance in support of the Company’s short- and long-term strategies. The components are noted on page 32.

The STI metric components for 2021 are as follows:

2021 STIP AWARD COMPONENT ($ in millions)	THRESHOLD PERFORMANCE	TARGET PERFORMANCE	MAXIMUM PERFORMANCE

Company Performance (Net Income) (1)	$110.3	$147.0	$169.1

Individual Rating	2.5	3.5	5.0

Payout as a Percentage of Target Award	50%	100%	200%

(1)	All net income targets are net of the contributions of 2021 acquisitions and certain one-time and non-recurring charges and credits.

The Company achieved adjusted fiscal 2021 net income of $221.5 million (net of 2021 acquisitions and non-recurring charges and credits) which equated to 151% of the target Company performance. When combined with the individual performance rating for each NEO, the actual STIP award payouts for 2021 were as follows:

NAME / BENEFIT	2021 BASE SALARY	TARGET AWARD AS % OF BASE SALARY (1)	TARGET STI AWARD	ACTUAL AWARD AMOUNT AS A % OF TARGET AWARD	ACTUAL 2021 STI AWARD PAYOUT

Todd M. Cleveland	$600,000	233%	$1,400,000	183%	$2,555,140

Andy L. Nemeth	750,000	227%	1,700,000	185%	3,145,000

Jeffrey M. Rodino	450,000	200%	900,000	183%	1,642,590

Kip B. Ellis	475,000	163%	775,000	185%	1,433,750

Jacob R. Petkovich	450,000	156%	700,000	185%	1,295,000

(1)

The target award as a percentage of base salary for the NEOs was determined by the Compensation Committee and applied to the base salary in effect as of January 2021. The target award as a percentage of base salary was established for each NEO in 2021 in alignment with the Company’s “pay-for-differentiated-performance” philosophy, market competitive positions for earned payout and further enhancement of the pay-at-risk for each NEO.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	37

While these targets were used in fiscal year 2021, the Compensation Committee reserves the right to modify, cancel, change or reallocate any components of this calculation or criteria at any time.

Each NEO’s individual performance rating takes into account four strategic performance objectives in assessing the personal performance of the NEOs named in the Summary Compensation Table for 2021. The four strategic objectives are specific for each NEO and are linked to the Company’s strategic plan and that year’s organizational strategic agenda and include, among others: (1) improving the revenue and profitability of business units under the leadership and control of the NEO; (2) the introduction of new product lines and product line extensions to achieve target revenue growth levels and market share; (3) the ongoing evaluation of strategic opportunities related to our capital allocation strategy and the execution of those opportunities, as appropriate; and (4) objectives linked to developing and managing talent consistent with the Company’s values and enhancing and developing the leadership capabilities of the Company’s future leaders.

Messrs. Rodino, Ellis and Petkovich initially develop their own individual objectives for the plan year which are then reviewed and approved by the CEO. Messrs. Cleveland and Nemeth develop their own objectives for the plan year which are reviewed and approved by the Board.

In assessing the NEOs’ individual performance, the Compensation Committee is provided with detailed quantitative and qualitative documentation substantiating individual performance against each individual objective. The Compensation Committee looks to the CEO’s performance assessments of the other NEOs (with the exception of Mr. Cleveland) and his recommendations regarding a performance rating for each, as well as input from the non-management Board members. These recommendations may be adjusted by the Compensation Committee prior to finalization. The personal performance assessment of our Executive Chairman and CEO are determined by the Compensation Committee with input from members of the Board.

While the achievement of corporate objectives is quantified with an individual rating, each NEO’s relative contribution to those objectives is only one qualitative component against which the individual’s performance is assessed by the Compensation Committee. Based upon their individual achievements, as evaluated by the Compensation Committee, and by the CEO for Messrs. Rodino, Ellis and Petkovich, the individual performance rating achieved by each of these four NEOs exceeded the target performance rating of 3.5 set by the Compensation Committee.

Long-Term Equity Incentive Plan

We believe that long-term incentive compensation represents an important and appropriate motivational tool to achieve certain long-term Company goals and closely align the interests of our management team with those of our shareholders. Our executive officers participate in our long-term incentive plan (“LTIP”) as a result of their ability to make a significant contribution to the Company’s financial performance, their level of responsibility, their ability to meet performance objectives and their leadership potential and execution.

In 2021, the Compensation Committee adopted a Board approved “pay-for-differentiated-performance” based Long-Term Incentive Plan (“2021 LTIP”) for the NEOs. The 2021 LTIP utilizes a long-term incentive target award, which is established as a percentage of base compensation for each of the NEOs. The target award is comprised of a restricted share award (80% of which is Company performance-contingent and 20% of which is time-based). In determining the number of shares comprising the restricted share award, the target value of the restricted share component is divided by the stock price per share as established by the Board for the particular plan year, reflecting the trading price range of the common stock preceding the grant date ($70.00 for the 2021 LTIP award). The awarded target shares vest over a three-year time/performance period. Time-based shares cliff vest at the conclusion of the three-year period from the grant date. The performance-contingent shares are earned based on the achievement of three-year cumulative Company EBITDA performance (2021 to 2023) against target from 0% up to a maximum payout of 200% of target. The 2021 LTIP further reflects the Company’s “pay-for-differentiated-performance” philosophy through its upside potential for performance in excess of target levels. For 2021, the target as a percentage of base compensation was increased for all NEOs, with the exception of Messrs. Cleveland and Ellis, in alignment with the Company’s “pay-for-differentiated-performance” philosophy, market competitive positions for earned payout and the increased component of the pay-at-risk compensation for each NEO.

38	PATRICK INDUSTRIES, INC

The table below shows a sample calculation of 2021 LTIP award components:

BASE SALARY	TARGET AWARD AS A % OF BASE SALARY	TARGET AWARD (1,200 RESTRICTED SHARES @$70.00 PER SHARE)	RESTRICTED SHARES TARGET AWARD: PERFORMANCE- CONTINGENT (80%) (SHARES @ $70.00 PER SHARE)	RESTRICTED SHARES TARGET AWARD: TIME- BASED (20%) (SHARES @ $70.00 PER SHARE)

$280,000	30%	$84,000	960	240

The restricted share award is divided into (i) restricted shares with time-based vesting (“Time-Based Shares”) and (ii) restricted shares with performance-based vesting (“Performance-Contingent Shares”). The Compensation Committee believes that the use of Time-Based Shares and Performance-Contingent Shares aligns the NEOs’ focus with the Company’s long-term financial performance objectives and assures that significant retention value of the granted equity is maintained for each NEO.

The threshold, target, stretch and maximum performance metrics for the 2021 LTIP are outlined below:

PLAN COMPONENT	THRESHOLD EBITDA PERFORMANCE (1) PAYOUT AS % OF TARGET	TARGET EBITDA PERFORMANCE (1) PAYOUT AS % OF TARGET	STRETCH EBITDA PERFORMANCE (1) PAYOUT AS % OF TARGET	MAXIMUM EBITDA PERFORMANCE (1) PAYOUT AS % OF TARGET

Time-Based Shared	100%	100%	100%	100%

Performance-Contingent Shares	50%	100%	150%	200%

(1)	The Company EBITDA performance is measured as the cumulative EBITDA achieved in 2021, 2022 and 2023.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	39

The target 2021 LTIP award components for the NEOs, as approved by the Board in January 2021, were as follows:

NAME	TOTAL TARGET AWARD AS % OF BASE SALARY	TOTAL TARGET AWARD ($)	TOTAL TARGET AWARD (SHARES)	TARGET TIME-BASED SHARE AWARD (SHARES)	TARGET PERFORMANCE- CONTINGENT SHARE AWARD (SHARES)

Todd M. Cleveland	250%	$1,500,000	21,429	4,286	17,143

Andy L. Nemeth	373%	2,800,000	40,000	8,000	32,000

Jeffrey M. Rodino (1)	178%	800,000	11,429	2,286	9,143

Kip B. Ellis	211%	1,000,000	14,286	2,857	11,429

Jacob R. Petkovich	189%	850,000	12,143	2,429	9,714

(1)	The Board approved an increase to Mr. Rodino’s total target award from $800,000 to $1,200,000 in July 2021 upon his promotion to President of the Company.

Individual NEO threshold, target, stretch and maximum payouts in shares for each long-term incentive component of the 2021 LTIP are outlined below:

NAME	THRESHOLD EBITDA PERFORMANCE COMPONENT AWARD (SHARES)	TARGET EBITDA PERFORMANCE COMPONENT AWARD (SHARES)	STRETCH EBITDA PERFORMANCE COMPONENT AWARD (SHARES)	MAXIMUM EBITDA PERFORMANCE COMPONENT AWARD (SHARES)

Time-Based Shares (1) (2)

Todd M. Cleveland	4,286	4,286	4,286	4,286

Andy L. Nemeth	8,000	8,000	8,000	8,000

Jeffrey M. Rodino	2,286	2,286	2,286	2,286

Kip B. Ellis	2,857	2,857	2,857	2,857

Jacob R. Petkovich	2,429	2,429	2,429	2,429

Performance-Contingent Shares (1)

Todd M. Cleveland	8,572	17,143	25,715	34,286

Andy L. Nemeth	16,000	32,000	48,000	64,000

Jeffrey M. Rodino	4,572	9,143	13,715	18,286

Kip B. Ellis	5,715	11,429	17,144	22,858

Jacob R. Petkovich	4,857	9,714	14,571	19,428

(1)	Represents the number of shares for the threshold, target, stretch and maximum payouts for the Time-Based Shares and Performance-Contingent Shares for the 2021 LTIP award.

(2)	The Time-Based Shares cliff vest at the conclusion of the required three-year service period for all NEOs.

The Company records the estimated compensation expense over the life of the LTIP Plan performance period assuming the stretch payout (150%) and adjusts its estimates on a periodic basis, if required. The NEOs have voting rights with respect to all of the shares as of the date of grant and the shares will be returned to the Company in the event that performance targets or time-based vesting requirements are not achieved. The actual payout under the 2021 LTIP for all the NEOs will be determined at the conclusion of the three-year performance period ending on December 31, 2023 (the third year in the cumulative EBITDA performance measurement period) and payment of the award will be settled in stock. Dividends on unvested shares are held in escrow by the company and are paid in cash when the shares become fully vested.

See “Potential Payments Upon Termination or Upon a Change of Control” on pages 52 to 56 payable to each of the NEOs upon termination or a change in control.

40	PATRICK INDUSTRIES, INC

Stock Ownership Requirement

The NEOs and other executive officers are required to maintain a predefined multiple of base salary in the form of ownership of the Company’s common stock based on the Board-established target price for a particular plan year that is to be achieved over a period of three years, in the event the condition is not met. The Company does not have a specific holding/retention period for stock options and stock appreciation rights (“SARS”) exercised or for the vesting of stock-based grants. For each of the NEOs employed by the Company as of December 31, 2021, their respective total common stock ownership for the year ended December 31, 2021 exceeded the stock ownership requirement. The following table sets forth information about the required share value of the common stock to be owned by each NEO for the year ended December 31, 2021:

NAME	2021 BASE SALARY	2021 MULTIPLE OF BASE SALARY	REQUIRED TOTAL SHARE VALUE (1)

Todd M. Cleveland	$600,000	4X	$2,400,000

Andy L. Nemeth	750,000	4X	3,000,000

Jeffrey M. Rodino (2)	550,000	2X	1,100,000

Kip B. Ellis	475,000	2X	950,000

Jacob R. Petkovich	450,000	2X	900,000

(1)

Inclusive of the fair value of stock options, SARS, restricted stock and restricted stock units awarded by the Company and shares purchased by the NEO in the open market. Total share value is calculated based on the NASDAQ Stock Market closing price on December 31, 2021.

(2)	The 2021 base salary for Mr. Rodino reflects an increase upon his promotion in July 2021 to President of the Company.

Hedging

The Company does not have a policy that prevents employees (including officers) or directors from engaging in hedging transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, and such transactions are generally permitted.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	41

Executive Compensation Considerations

Executive Retirement Plan

As part of a long-term compensation program established prior to 2007, the Company maintains a non-qualified executive retirement plan (the “Executive Retirement Plan”) for Mr. Nemeth. According to the provisions of the Executive Retirement Plan, Mr. Nemeth is entitled to receive annually 40% of his highest annual base wages earned in the last three years prior to retirement or termination from the Company paid over ten years in 260 consecutive bi-weekly payments. No new employees have been invited to participate in the Executive Retirement Plan since January 1, 2007.

Non-Qualified Excess Plan

The Company maintains a voluntary non-qualified deferred compensation plan (the “NQDC Plan”) for its key executives whereby individuals can elect at the beginning of any fiscal year to defer all or a portion of their base wages for that particular year, subject to applicable laws and restrictions. Participants are immediately vested in the plan. There were no contributions made to the NQDC Plan in 2021.

Perquisites

The Company believes in a performance-based compensation and benefits package and, therefore, provides few perquisites to our NEOs. The Company provides a car allowance to our NEOs, other executives, corporate managers and general managers, all of which are included as taxable income.

Benefit Plans

The Company does not maintain separate benefit plans for our NEOs. They participate in the same health and welfare plans as all of our other general employees with the same deductibles and co-pays. The NEOs also participate in the same 401(k) retirement program as all of the other general employees.

Tax and Accounting Considerations

Under the rules in effect before 2018, compensation that qualified as “performance-based compensation” under Section 162(m) was deductible without regard to a $1 million limit. The 2017 Tax Cuts and Jobs Act generally eliminated the performance-based compensation exception under Section 162(m), effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. While the Compensation Committee intended that certain incentive awards granted to our NEOs on or prior to November 2, 2017 be deductible as “performance-based compensation,” it cannot assure that result.

We expense equity awards in accordance with Accounting Standards Codification 718 Compensation—Stock Compensation (“ASC 718”). See Note 17 to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K for the assumptions used in determining the fair value of equity awards consisting of stock options and SARS.

42	PATRICK INDUSTRIES, INC

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth information about the compensation paid to our NEOs for the years ended December 31, 2021, 2020 and 2019. There were no stock options or SARS awarded to our NEOs for the years ended December 31, 2021 and 2019.

NAME AND PRINCIPAL POSITION	YEAR	SALARY (1)	BONUS (2)	STOCK AWARDS (3)	OPTION AWARDS (4)	NON-EQUITY INCENTIVE PLAN COMPEN- SATION (5)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS (6)	ALL OTHER COMPENSA- TION (7)	TOTAL

Todd M. Cleveland Executive Chairman of the Board (8)	2021	$595,385	$ -	$2,178,973	$ -	$2,555,140	$ -	$22,711	$5,352,209
	2020	568,846	70,000	2,293,200	1,282,500	1,330,000	-	26,033	5,570,579
	2019	731,154	-	4,595,552	-	1,243,800	-	14,867	6,585,373

Andy L. Nemeth Chief Executive Officer (9)	2021	742,788	-	4,067,280	-	3,145,000	41,017	27,713	8,023,798
	2020	589,423	80,000	3,516,240	1,710,000	1,520,000	32,346	21,356	7,469,365
	2019	493,942	-	2,450,964	-	624,650	30,953	14,690	3,615,199

Jeffrey M. Rodino President (10)	2021	439,231	-	1,162,153	-	1,642,590	-	19,985	3,263,959
	2020	399,664	35,000	917,280	855,000	593,750	-	16,251	2,816,945
	2019	417,885	-	842,513	-	423,600	-	12,050	1,696,048

Kip B. Ellis Chief Operating Officer and Executive Vice President of Operations	2021	472,596	-	1,452,673	-	1,433,750	-	20,628	3,379,647
	2020	424,904	35,000	1,528,800	855,000	665,000	-	14,775	3,523,479
	2019	445,193	-	1,148,928	-	440,500	-	12,050	2,046,671

Jacob R. Petkovich Chief Financial Officer, Executive Vice President of Finance, and Treasurer (11)	2021	447,596	-	1,234,710	-	1,295,000	-	184,716	3,162,022
	2020	31,058	-	1,666,500	882,000	250,000	-	1,000	2,830,558

(1)	For information on base salaries, see “Base Salary” on pages 36 and 37.

(2)

Certain NEOs received discretionary bonus awards for the year ended December 31, 2020. The NEOs did not receive any payments that would be characterized as “Bonus” Payments for the fiscal years ended December 31, 2019 and 2021.

(3)

Amounts shown do not reflect compensation actually received. Such amounts reflect the aggregate fair value of stock awards granted during the year which is generally the total amount that the Company expects, as of the grant date, to expense in its financial statements over the awards vesting schedule in accordance with ASC 718. See Note 17 to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K for the assumptions used in determining the fair value of equity awards. See “Long-Term Equity Incentive Plan” for additional information.

(4)

Amounts shown do not reflect compensation actually received. Such amounts reflect the aggregate fair value of stock options granted during the year which is generally the total amount that the Company expects, as of the grant date, to expense in its financial statements over the awards vesting schedule in accordance with ASC 718. See Note 17 to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K for the assumptions used in determining the fair value of the 2020 option award based on the Black-Scholes option-pricing model.

(5)

Amounts shown represent the short-term incentive awards earned in 2021 by each of the NEOs, and approved by the Compensation Committee, based on the achievement of Company performance targets for 2021. See “Non-Equity Incentive Plan Awards” for additional information.

(6)

Amounts shown do not reflect compensation actually received. Such amounts reflect the aggregate change in the present value of the NEO’s accumulated benefit under the Executive Retirement Plan and the Non-Qualified Excess Plan. In computing these amounts, the Company uses various assumptions including remaining years of service, estimated discount rates and present value calculations.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	43

(7)	The amounts included in “All Other Compensation” are detailed in the table below:

NAME	YEAR	401(k) MATCHING CONTRIBUTION	OTHER (A)	TOTAL ALL OTHER COMPENSATION
Todd M. Cleveland	2021	$7,111	$15,600	$22,711
	2020	353	25,680	26,033
	2019	827	14,040	14,867
Andy L. Nemeth	2021	12,413	15,300	27,713
	2020	1,300	20,056	21,356
	2019	1,250	13,440	14,690

Jeffrey M. Rodino	2021	7,385	12,600	19,985
	2020	1,026	15,225	16,251
	2019	950	11,100	12,050

Kip B. Ellis	2021	8,028	12,600	20,628
	2020	975	13,800	14,775
	2019	950	11,100	12,050

Jacob R. Petkovich (B)	2021	2,310	182,406	184,716
	2020	-	1,000	1,000

(A)

Amounts shown reflect an automobile allowance, the Company contribution to individual Health Savings Accounts, and health club reimbursement pursuant to the Company’s general health and welfare program. In addition, for 2020, other compensation includes the cash payment of dividends, that had previously been accrued, upon the vesting of time-based and performance-based stock awards that were granted in January 2017 and which fully vested in January 2020. For 2021, cash dividends paid on the time-based and performance-based stock awards that were granted in January 2018 and which fully vested in January 2021, were not required to be included in other compensation as the value of the original awards reflected the assumed effective dividend rate in the award’s initial grant date fair value calculation.

(B)	Other amount in 2021 for Mr. Petkovich also reflects the payment of a one-time cash sign-on bonus related to his appointment as Chief Financial Officer of the Company in November 2020.

(8)

Effective January 1, 2020, Mr. Cleveland assumed the position of Executive Chairman of the Board. Mr. Cleveland was CEO of the Company from February 2009 to December 31, 2019 and Chairman of the Board from May 2018 to December 31, 2019.

(9)	Effective January 1, 2020, Mr. Nemeth assumed the position of CEO of the Company. Mr. Nemeth was President of the Company from January 2016 to July 2021.

(10)	Mr. Rodino was appointed President of the Company effective July 2021. Mr. Rodino was Chief Sales Officer and Executive Vice President of Sales from September 2016 to July 2021.

(11)	Mr. Petkovich was appointed Chief Financial Officer, Executive Vice President of Finance, and Treasurer effective November 24, 2020.

44	PATRICK INDUSTRIES, INC

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, the Company is providing information about the relationship of the annual total compensation of its employees and the annual total compensation of the CEO during 2021. The total annual compensation of our median employee based on total annual compensation (other than our CEO) was $46,783. The annual total compensation of the CEO was $8,023,798. Based on this information, the ratio of the total compensation of the CEO for fiscal 2021 to the median employee’s total annual compensation is 172 to 1.

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on the Company’s payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates used were as follows:

1.	The median employee was identified using active employee information as of December 31, 2021.

2.

Fiscal 2021 earnings (gross pay) of cash compensation were used as the consistently applied compensation measure to identify the median employee within the employee population. Cash compensation is the most prevalent measure of pay across the organization. Using this methodology, the median employee’s compensation was $46,783 and was determined to be a full-time, hourly, United States-based employee.

3.	The total compensation of the CEO for fiscal 2021 was $8,023,798, which is the total of the compensation amounts reported in the Summary Compensation Table.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	45

GRANTS OF PLAN-BASED AWARDS DURING

FISCAL YEAR 2021

The table below sets forth information on grants in 2021 to the NEOs of estimated payouts under non-equity incentive plan awards as set forth under “Non-Equity Incentive Plan Awards”, estimated payouts under equity incentive plan awards as set forth under “Long-Term Equity Incentive Plan”, and of stock awards and all other option awards as set forth in the “Summary Compensation Table”. The Company’s policy is generally to grant equity awards effective on the date the Compensation Committee approves such awards.

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)				ALL OTHER STOCK AWARDS: # OF SHARES OF STOCK OR UNITS (3)	ALL OTHER OPTION AWARDS: # OF SECURITIES UNDERLYING OPTIONS	CLOSING MAR- KET PRICE ON GRANT DATE PER SHARE (4)	GRANT DATE FAIR VALUE OF STOCK AWARDS/SARs (5)
		THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	STRETCH	MAXIMUM

Todd M. Cleveland	1/21/2021	$700,000	$1,400,000	$2,800,000	8,572	17,143	25,715	34,286	4,286	-	$72.63	$2,178,973

Andy L. Nemeth	1/21/2021	850,000	1,700,000	3,400,000	16,000	32,000	48,000	64,000	8,000	-	72.63	4,067,280

Jeffrey M. Rodino	1/21/2021	450,000	900,000	1,800,000	4,572	9,143	13,715	18,286	2,286	-	72.63	1,162,153

Kip B. Ellis	1/21/2021	387,500	775,000	1,550,000	5,715	11,429	17,144	22,858	2,857	-	72.63	1,452,673

Jacob R. Petkovich	1/21/2021	350,000	700,000	1,400,000	4,857	9,714	14,571	19,428	2,429	-	72.63	1,234,710

(1)

The related performance targets and results for fiscal 2021 are described in detail under “Non-Equity Incentive Plan Awards”. For the actual non-equity incentive awards for performance in 2021, see the “Summary Compensation Table”.

(2)

Represents number of shares of stock or stock units. Restricted shares granted in fiscal 2021 under the 2021 LTIP that are Performance-Contingent based will vest based on actual EBITDA achievement compared to target EBITDA achieved at the conclusion of the cumulative three-year performance measurement period ending on December 31, 2023. See detail under “Long-Term Equity Incentive Plan”.

(3)

These shares represent the Time-Based restricted stock awards granted in fiscal 2021 that vest on the third anniversary of the grant date. The Time-Based Share awards granted to Mr. Cleveland on January 21, 2021 fully vested on December 31, 2021 per the terms of his employment agreement dated January 1, 2020. See detail under “Long-Term Equity Incentive Plan”.

(4)	Represents the closing price of the Company’s stock on the NASDAQ Stock Market on the grant date for the Time-Based and Performance-Based stock awards.

(5)	Represents the fair value of stock awards as of the grant date computed in accordance with ASC 718.

46	PATRICK INDUSTRIES, INC

OUTSTANDING EQUITY AWARDS AS OF

DECEMBER 31, 2021

The following tables summarize the outstanding equity awards held by the NEOs as of December 31, 2021.

Stock Awards

NAME	GRANT DATE	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (1)	ALL OTHER STOCK AWARDS: MARKET VALUE OF UNEARNED SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES OR UNITS THAT HAVE NOT VESTED (3)(4)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES OR UNITS THAT HAVE NOT VESTED (2)

Todd M. Cleveland	1/21/2021	-	-	25,715	$2,074,943
	1/23/2020	-	-	36,000	2,904,840
	1/25/2019	-	-	133,334	10,758,720

Andy L. Nemeth	1/21/2021	8,000	$645,520	48,000	3,873,120
	1/23/2020	9,200	742,348	55,200	4,454,088
	1/25/2019	8,889	717,253	71,112	5,738,027

Jeffrey M. Rodino	1/21/2021	2,286	184,457	13,715	1,106,663
	1/23/2020	2,400	193,656	14,400	1,161,936
	1/25/2019	3,056	246,589	24,444	1,972,386

Kip B. Ellis	1/21/2021	2,857	230,531	17,144	1,383,349
	1/23/2020	4,000	322,760	24,000	1,936,560
	1/25/2019	4,167	336,235	33,334	2,689,720

Jacob R. Petkovich	1/21/2021	2,429	195,996	14,571	1,175,734
	11/24/2020	2,666	215,120	21,334	1,721,440

(1)

Except for Mr. Cleveland, restricted share grants related to Time-Based Share awards, which were approved by the Board on January 21, 2021, January 23, 2020 and January 25, 2019, fully vest on the third anniversary of the grant date or January 21, 2024, January 23, 2023 and January 25, 2022, respectively. The Time-Based Share awards granted to Mr. Cleveland on January 21, 2021, January 23, 2020 and January 25, 2019 fully vested on December 31, 2021 per the terms of his employment agreement dated January 1, 2020. For the total of 9,000 restricted share grants related to Time-Based Share awards, which were awarded to Mr. Petkovich and approved by the Board on November 24, 2020, 5,000 shares fully vested on January 26, 2021. On December 31, 2021, 1,334 shares of the other 4,000 shares became fully vested, with the remaining 2,666 shares to vest pro-rata over two years for the fiscal years ending December 31, 2022 and 2023. Unvested restricted stock awards are subject to forfeiture under certain circumstances if the NEO’s employment with the Company is terminated before the shares vest.

(2)	Based on a market price of $80.69 per share which was the NASDAQ Stock Market closing price on December 31, 2021.

(3)

Restricted share grants related to Performance-Based Shares at stretch Company performance, which were approved by the Board on January 21, 2021 and January 23, 2020, will vest based on actual EBITDA achievement compared to target EBITDA achieved at the conclusion of the cumulative three-year performance measurement period. The Board approved a total of 16,000 shares of Performance-Contingent Based stock awards for Mr. Petkovich on November 24, 2020. The first tranche of these Performance-Based Shares (5,334 shares), originally granted to Mr. Petkovich at target, were adjusted to reflect the achievement of maximum Company performance (or 200% of target payout) for the fiscal year ended December 31, 2021 and to reflect the actual expected payout of 10,668 shares at the January 25, 2022 vesting date. The other 10,666 shares will vest pro-rata over two years based on the meeting of the Company’s performance targets for fiscal years ending December 31, 2022 and 2023. Unvested restricted stock awards are subject to forfeiture under certain circumstances if the NEO’s employment with the Company is terminated before the shares vest.

(4)

Restricted share grants related to Performance-Based Share awards at stretch (or 150% of target payout), which were approved by the Board on January 25, 2019, were adjusted upward to 200% of target payout as of December 31, 2021 to reflect the actual expected payout at the January 25, 2022 vesting date. The related compensation expense associated with the change in payout percentage for these awards was adjusted in the Company’s financial statements in accordance with ASC 718.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	47

Option/SARS Awards

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARs EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARs UNEXERCISABLE(1)	OPTION/SARs EXERCISE PRICE	OPTION/SARs EXPIRATION DATE

	5/14/2020	-	58,500	$41.33	5/14/2029

	1/17/2017	52,212	-	53.83	1/17/2026

Todd M. Cleveland	1/17/2017	52,212	-	60.03	1/17/2026

	1/17/2017	52,212	-	66.93	1/17/2026

	1/17/2017	52,212	-	74.63	1/17/2026

Andy L. Nemeth	5/14/2020	-	78,000	41.33	5/14/2029

Jeffrey M. Rodino	5/14/2020	21,000	39,000	41.33	5/14/2029
	1/17/2017	30,825	-	53.83	1/17/2026
	1/17/2017	7,707	-	66.93	1/17/2026
	1/17/2017	7,707	-	74.63	1/17/2026

Kip B. Ellis	5/14/2020	-	39,000	41.33	5/14/2029

Jacob R. Petkovich	11/24/2020	-	19,500	66.66	5/14/2029

(1)  The stock options and SARs that were granted to Messrs. Cleveland and Rodino in 2017 are fully vested as of December 31, 2021 and expire after nine years. The stock options that were granted to Messrs. Cleveland, Nemeth, Rodino and Ellis in May 2020 vest over three years at a rate of 35%, 35% and 30%, commencing on May 14, 2021, and expire after nine years. The stock options that were granted to Mr. Petkovich in November 2020 vest over three years at a rate of 35%, 35% and 30%, commencing on May 14, 2021, and expire after nine years. Unvested options and SARs are subject to forfeiture if the NEO’s employment with the Company is terminated under certain circumstances before the options or SARs vest. There were no options and SARS granted to the NEOs in 2019 and 2021.

EQUITY COMPENSATION PLAN INFORMATION

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS AND RIGHTS	NUMBER OF SECURITIES REMAINING FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (2)

Equity Compensation Plans Approved by Security Holders	591,962	$51.53	1,353,356

Equity Compensation Plans not Approved by Security Holders	-	N/A	-

Total	591,962	$51.53	1,353,356

(1)  The number of securities represented is the gross amount of shares to be issued upon exercise of outstanding options and SARs as of December 31, 2021.

(2)  Represents the number of net shares available for future awards under the 2009 Omnibus Incentive Plan as of December 31, 2021, and excludes the number of securities to be issued upon exercise of outstanding options and SARs.

48	PATRICK INDUSTRIES, INC

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISES AND STOCK VESTED IN FISCAL 2021

The following table sets forth information about the value realized by the NEOs on vesting of stock awards and the exercise of stock options and SARs in 2021.

	OPTION/SARS AWARDS (1)(2)		STOCK AWARDS (3)(4)(5)(6)

	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING

Todd M. Cleveland	355,345	$17,099,312	73,318	$5,405,578

Andy L. Nemeth	308,222	10,870,597	15,546	1,076,983

Jeffrey M. Rodino	73,062	2,794,645	8,501	592,355

Kip B. Ellis	69,446	2,545,038	10,820	753,944

Jacob R. Petkovich	10,500	190,785	6,334	457,490

(1)

Options exercised in 2021 included the following shares acquired on exercise related to various stock option grants. The value realized on exercise was based on the difference between the market price per share of the common stock on the dates of exercise and the option exercise price.

(a)	Includes the shares acquired on exercise in 2021 related to stock options granted on December 18, 2013.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	75,000	-	-	-	-

Value	$5,610,540	$-	$-	$-	$-

(b)	Includes the shares acquired on exercise in 2021 related to stock options granted on September 26, 2016.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	-	73,440	28,824	9,312	-

Value	$-	$3,215,837	$1,168,813	$345,034	$-

(c)	Includes the shares acquired on exercise in 2021 related to stock options granted on January 17, 2017.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	208,845	59,670	-	14,910	-

Value	$7,825,422	$1,917,548	$-	$511,784	$-

(d)	Includes the shares acquired on exercise in 2021 related to stock options granted on May 14, 2020.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	31,500	42,000	-	21,000	-

Value	$1,370,250	$1,742,580	$-	$936,810	$-

(e)	Includes the shares acquired on exercise in 2021 related to stock options granted on November 24, 2020.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	-	-	-	-	10,500

Value	$-	$-	$-	$-	$190,785

50	PATRICK INDUSTRIES, INC

(2)	The gross number of shares acquired on exercise in 2021 related to various SARS awards and the dollar value realized are shown below.

(a) Represents the gross number of shares acquired on exercise in 2021 related to SARS granted on December 18, 2013.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	40,000	-	-	-	-

Value	$2,293,100	$-	$-	$-	$-

(b)	Represents the gross number of shares acquired on exercise in 2021 related to SARS granted on September 26, 2016.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	-	73,440	28,824	9,312	-

Value	$-	$2,598,307	$1,020,370	$299,614	$-

(c)	Represents the gross number of shares acquired on exercise in 2021 related to SARS granted on January 17, 2017.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	-	59,672	15,414	14,912	-

Value	$-	$1,396,325	$605,462	$451,796	$-

(3)

Includes the following number of time-based RSUs awarded on January 26, 2018, which vested on January 26, 2021, using the NASDAQ Stock Market closing price of $69.97 per share times the total number of shares acquired on vesting.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	9,091	3,030	1,667	2,121	-

Value	$636,097	$212,009	$116,640	$148,406	$-

(4)

Includes the following number of performance-based RSUs awarded on January 26, 2018, which vested at 102.5% of target on January 25, 2021 (the date the performance conditions were met), using the NASDAQ Stock Market closing price of $69.61 per share times the total number of shares acquired on vesting.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	37,274	12,426	6,834	8,699	-

Value	$2,594,643	$864,974	$475,715	$605,538	$-

(5)

Includes the following number of time-based RSUs awarded on November 24, 2020, which vested on January 26, 2021, using the Nasdaq Stock Market closing price of $69.97 per share times the total number of shares acquired on vesting.

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	-	-	-	-	5,000

Value	$-	$-	$-	$-	$349,850

(6)

For Mr. Cleveland, includes in the aggregate the following number of time-based RSUs awarded on January 25, 2019 (16,667 shares), January 23, 2020 (6,000 shares) and January 21, 2021 (4,286 shares), all of which vested on December 31, 2021 (per the terms of Mr. Cleveland’s employment agreement dated January 1, 2020).

	CLEVELAND	NEMETH	RODINO	ELLIS	PETKOVICH

Shares	26,953	-	-	-	1,334

Value	$2,174,838	$-	$-	$-	$107,640

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	51

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information about the participation of the NEOs in the Executive Retirement Plan and the NQDC Plan and is set forth in the “Summary Compensation Table” under the caption “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”:

NAME/BENEFIT	EXECUTIVE CONTRIBUTION IN LAST FY ($)	REGISTRANT CONTRIBU- TION IN LAST FY	AGGREGATE EARNINGS IN LAST FY(1)($)	AGGREGATE WITHDRAWLS/ DISTRIBI- TIONS ($)	AGGREGATE BALANCE AS OF LAST FYE(2)

Todd M. Cleveland	-	-	-	-	-

Andy L. Nemeth (3)	-	-	$41,017	-	$344,204

Jeffrey M. Rodino	-	-	-	-	-

Kip B. Ellis	-	-	-	-	-

Jacob R. Petkovich	-	-	-	-	-

(1)	Represents the interest for the current fiscal year associated with the annuity.

(2)

Represents the present value of an annuity as of December 31, 2021 to be paid at retirement pursuant to the terms of the Executive Retirement Plan agreement. The aggregate balance as of January 1, 2021 was $303,187.

(3)

According to the provisions of the Executive Retirement Plan, payments of the annuity for Mr. Nemeth will commence prior to his eligible retirement age over a ten-year vesting period due to death or disability.

Messrs. Cleveland, Rodino, Ellis and Petkovich did not participate in the Executive Retirement Plan as no new employees have been invited to participate in the plan since January 1, 2007. In addition, there were no contributions made to the NQDC Plan in 2021. See “Executive Compensation Considerations” summary descriptions on page 42.

POTENTIAL PAYMENTS UPON TERMINATION OR UPON A CHANGE OF CONTROL

Executive Employment Agreements

The Company has entered into Employment Agreements (the “Agreements”) with Messrs. Nemeth, Rodino, Ellis, and Petkovich, pursuant to which they agreed to serve as executive officers of the Company. The Agreements contain a non-compete clause and certain other stipulations and provide for a severance package that includes 12 months base salary. Under the Agreements, voluntary termination by the NEO or termination by the Company for cause will not result in any obligation of the Company to make payments. Upon termination by the Company without cause (as defined in the Agreement), each NEO would be entitled to: (i) one year of base salary; and (ii) annual non-equity incentive compensation that the NEO would have been entitled to receive at the end of the fiscal year. In addition, if the NEO’s employment is terminated prior to the end of the fiscal year due to death or disability or without cause, any non-equity incentive compensation due to the NEO is to be pro-rated as of the effective date of the termination. The base salary portion would be paid out in equal bi-weekly payments on the regular payroll cycle, and the non-equity incentive compensation would be calculated and paid in accordance with the terms of the applicable plan on a pro-rata basis from the date of termination. Upon termination due to death or disability, the NEO would only receive base salary through the end of the month in which the disability or death occurred. In addition, each of the NEOs has agreed not to compete with the Company for the two-year period following termination of employment subject to certain exceptions.

52	PATRICK INDUSTRIES, INC

We believe that the Company should provide reasonable severance benefits to our NEOs and other general employees that are fair and commensurate with their job duties, functions, and responsibilities. We believe it is in the best interest of the Company to obtain a release from employees whose employment is terminated as well as a non-compete agreement from certain employees in the form of an employment agreement.

Executive Equity Compensation Agreements

In addition to reasonable severance benefits outlined under the employment agreements discussed above, the Company has entered into certain long-term equity compensation agreements with its executive officers, of which the awards under those agreements (in the form of restricted stock grants, stock options and SARS) are eligible for accelerated vesting under certain circumstances.

Restricted Stock Grants: Time-Based Share Awards

With respect to the Time-Based Share awards granted under the 2009 Omnibus Incentive-Plan, in the event of a termination of employment by the Company without cause, upon a change of control or termination due to death or disability, all unvested Time-Based Share awards would become fully vested.

With respect to the Performance-Based Share awards granted under the 2009 Omnibus Incentive Plan, in the event of a termination of employment by the Company without cause or a termination due to death or disability before the performance period ending date, the number of Performance-Based Shares shall continue to vest subject to the achievement of certain pre-established performance criteria for such awards with the performance period ending with the date as stated in the applicable award agreement. In the event of a change of control, all unvested Performance-Based Shares would become fully vested as of the effective date of the change of control based on the assumption that the target amount of EBITDA performance as stated in the award agreements has been achieved.

Stock Options and SARS

With respect to stock options and SARS granted under the 2009 Omnibus Incentive Plan, in the event the NEO ceases to be an employee of the Company, no further vesting will occur from and after the date of termination except in the event of a termination of employment by the Company without cause, in which case both stock options and SARS would become fully vested and exercisable as to any shares that have not otherwise vested as of the effective time of termination of employment.

Based on the employment and compensation arrangements in effect as of December 31, 2021 and assuming a hypothetical termination date of December 31, 2021, including the price of the Company’s common stock on that date, the benefits upon termination without cause or upon a change of control, and termination due to death or disability for our NEOs would have been as follows in the table on page 55.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	53

Executive Chairman of the Board Employment Agreement (Todd M. Cleveland)

On January 4, 2022, the Company and Mr. Cleveland entered into a Letter Agreement to be effective as of December 31, 2021 (the “Agreement”), which replaced the previous Executive Chairman Employment Agreement that expired on December 31, 2021. The Agreement may be terminated at any time by Mr. Cleveland or the Company, with or without cause. Pursuant to the Agreement, Mr. Cleveland is entitled to an annual base salary, participate in the Company’s employee benefits as they are generally available to the Company’s executive officers, and participate in the Company’s annual non-equity incentive plan, on terms consistent with the Company’s other executive officers.

Chief Financial Officer Employment Agreement (Jacob R. Petkovich)

Mr. Petkovich’s Employment Agreement dated as of November 24, 2020 (the “Employment Agreement”), provides that Mr. Petkovich will serve as Chief Financial Officer of the Company and that his employment term will continue to January 31, 2024 unless terminated earlier by either party in accordance with the Employment Agreement. Pursuant to the Employment Agreement, Mr. Petkovich is entitled to: (i) an annual base salary, (ii) participate in the Company’s employee benefit plans as they are generally available to the Company’s employees, (iii) participate in the Company’s annual performance bonus, and (iv) participate in the Company’s equity incentive plan. The agreement also provides that Mr. Petkovich is also entitled to certain severance benefits in the event that his employment is terminated due to his death or disability or due to his termination by the Company without cause, or by himself for good reason (as such terms are defined in the Employment Agreement), which includes, in certain circumstances, the satisfaction of any continuing employment vesting requirement (subject to the satisfaction of applicable performance criteria) and the payment of cash in lieu of bonus and/or equity incentive awards.

54	PATRICK INDUSTRIES, INC

NAME/BENEFIT	TERMINATION WITHOUT CAUSE	CHANGE OF CONTROL	TERMINATION DUE TO DEATH OR DISABILITY

Todd M. Cleveland

Base Salary	$ -	$ -	$ -

Acceleration of Long-Term Incentives (1)	15,738,503	15,738,503	15,738,503

Acceleration of Stock Options/SARs Exercise (2)	2,302,560	2,302,560	2,302,560

Annual Non-Equity Incentive Bonus (3)	2,555,140	2,555,140	2,555,140

Total Benefits	$20,596,203	$20,596,203	$20,596,203

Andy L. Nemeth

Base Salary	$750,000	$ 750,000	$ -

Acceleration of Long-Term Incentives (1)	16,170,356	16,170,356	16,170,356

Acceleration of Stock Options/SARs Exercise (2)	3,070,080	3,070,080	3,070,080

Annual Non-Equity Incentive Bonus(3)	3,145,000	3,145,000	3,145,000

Total Benefits (4)	$23,135,436	$23,135,436	$22,385,436

Jeffrey M. Rodino

Base Salary (5)	$550,000	$ 550,000	$ -

Acceleration of Long-Term Incentives (1)	5,265,687	5,265,687	5,265,687

Acceleration of Stock Options/SARs Exercise (2)	1,535,040	1,535,040	1,535,040

Annual Non-Equity Incentive Bonus(3)	1,642,590	1,642,590	1,642,590

Total Benefits	$8,993,317	$8,993,317	$8,443,317

Kip B. Ellis

Base Salary	$475,000	$ 475,000	$ -

Acceleration of Long-Term Incentives (1)	6,899,155	6,899,155	6,899,155

Acceleration of Stock Options/SARs Exercise (2)	1,535,040	1,535,040	1,535,040

Annual Non-Equity Incentive Bonus (3)	1,433,750	1,433,750	1,433,750

Total Benefits	$10,342,945	$10,342,945	$9,867,945

Jacob R. Petkovich (6)

Base Salary	$450,000	$ 450,000	$ -

Acceleration of Long-Term Incentives (1)	3,308,290	3,308,290	3,308,290

Acceleration of Stock Options/SARs Exercise (2)	273,585	273,585	273,585

Annual Non-Equity Incentive Bonus (3)	1,295,000	1,295,000	1,295,000

Total Benefits	$5,326,875	$5,326,875	$4,876,875

(1)

Represents the market value of both unearned Time-Based and Performance-Based Shares of restricted stock that have not vested based on a market price of $80.69 per share, which was the NASDAQ Stock Market closing price on December 31, 2021. Termination without cause or due to death or disability includes the right for the Performance-Based Shares to continue to vest after termination subject to meeting certain pre-established performance criteria for such awards. Amount in table assumes the achievement of the stretch performance metric for the 2021 and 2020 performance awards, and the projected actual maximum performance metric measured as of December 31, 2021 for the 2019 award. Upon a change of control, the Performance-Based Shares fully vest as of the effective date of the change of control.

For Mr. Rodino, the acceleration of long-term incentives includes an additional $400,000 increase to his total target 2021 LTIP award approved by the board in July 2021.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	55

(2)

Represents the market value of unexercisable stock options and SARs that have not vested based on the difference between the market price of $80.69 per share, which was the NASDAQ Stock Market closing price on December 31, 2021, and the option or SARs exercise price.

(3)

Represents the short-term non-equity incentive award earned in 2021 and approved by the Compensation Committee, based on the achievement of predetermined Company performance targets for 2021. See “Summary Compensation Table.”

(4)

Non-qualified deferred compensation balances are not included in the above table for Mr. Nemeth. See page 42 for additional information regarding Mr. Nemeth’s deferred compensation balances under the “Executive Retirement Plan” and the “Non-Qualified Excess Plan.”

(5)	Represents Mr. Rodino’s adjusted base salary effective July 2021 upon his promotion to President of the Company.

(6)	Pursuant to Mr. Petkovich’s employment agreement, if Mr. Petkovich terminates his employment due to a material breach by the Company, such termination will be deemed a termination without cause.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

M. Scott Welch (Chairman)

John A. Forbes

Michael A. Kitson

Pamela R. Klyn

Derrick B. Mayes

Denis G. Suggs

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

56	PATRICK INDUSTRIES, INC

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 18, 2022 (the record date), information concerning shareholders known to us as having beneficial ownership of more than five percent of our outstanding common stock and information with respect to the stock ownership of all of our directors, named executive officers, and all of our directors and executive officers as a group. The address of each director and named executive officer listed below is 107 West Franklin Street, Elkhart, Indiana 46515-0638, except as otherwise provided.

NAME AND ADDRESS OF BENEFICIAL OWNER	AGGREGATE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF CLASS

FIVE PERCENT SHAREHOLDERS

Blackrock, Inc. (1)	3,490,289	14.8%
55 East 52nd Street
New York, NY 10055

FMR LLC (2)	2,631,824	11.1%
245 Summer Street
Boston, MA 02210

Wellington Management Group LLP (3)	1,652,641	7.0%
280 Congress Street
Boston, MA 02210

The Vanguard Group (4)	1,530,345	6.5%
100 Vanguard Blvd.
Malvern, PA 19355

DIRECTORS

M. Scott Welch (5)	106,788	*

Joseph M. Cerulli	44,779	*

John A. Forbes	37,855	*

Michael A. Kitson	8,123	*

Pamela R. Klyn	7,381	*

Derrick B. Mayes	5,181	*

Denis G. Suggs	6,381	*

NAMED EXECUTIVE OFFICERS (6)

Todd M. Cleveland (7)	425,676	1.8%

Andy L. Nemeth	342,328	1.5%

Jeffrey M. Rodino	213,051	*

Kip B. Ellis	139,032	*

Jacob R. Petkovich	72,267	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (14 PERSONS) (8)	1,428,084	6.1%

*	Less than 1%.

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	57

(1)	Information based on the Schedule 13G/A filed with the SEC by Blackrock, Inc. on January 27, 2022.
(2)	Information based on the Schedule 13G filed with the SEC by FMR LLC on March 10, 2022.
(3)	Information based on the Schedule 13G filed with the SEC by Wellington Management Group LLP on February 4, 2022.
(4)	Information based on the Schedule 13G filed with the SEC by The Vanguard Group on February 10, 2022.
(5)	Includes 84,000 shares held directly by Mr. Welch’s spouse and 7,722 shares held in entities controlled by Mr. Welch’s adult children and in which Mr. Welch has an equity interest.
(6)

Except as otherwise indicated, the Named Executive Officers in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them and such shares include stock options and SARS, which are currently exercisable or will become exercisable or vested within 60 days of the record date.

(7)	Mr. Cleveland’s common stock holdings include 151,737 shares held in several limited liability corporations.
(8)	Includes a total of 178,525 stock options and 12,084 net SARS which are exercisable within 60 days of the record date.

RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We have no formal policy related to the approval of related party transactions. However, the Company undergoes specific procedures when evaluating related party transactions. A related party transaction is generally reported to the Chief Executive Officer or Chief Financial Officer, who assists in gathering the relevant information about the transaction and presents the information to the Board or one of its Committees. The Board then approves, ratifies or rejects the transaction. The related party transactions with companies affiliated with one of the Company’s board members described above were approved by the Board consistent with these procedures.

PROPOSALS OF SHAREHOLDERS FOR THE 2023 ANNUAL MEETING

Proposals Included in the Proxy Statement

Shareholder proposals for inclusion in proxy materials for the next Annual Meeting should be addressed to the Office of the Secretary, 107 West Franklin Street, Elkhart, Indiana 46515-0638, and must be received no later than December 14, 2022.

Proposals Not Included in the Proxy Statement

Our Bylaws provide that any notice of business to be brought by a shareholder at the 2023 Annual Meeting of Shareholders (but not be included in the proxy statement) must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 20 days nor more than 50 days prior to the meeting. If the 2023 Annual Meeting of Shareholders were held on May 12, 2023, this means that such notice, together with certain prescribed information, must be delivered on or after March 24, 2023 and not later than April 22, 2023. Likewise, the Articles of Incorporation and Bylaws require that shareholder nominations to the Board for the election of directors to occur at the 2023 Annual Meeting of Shareholders be delivered to the Secretary, together with certain prescribed information, in accordance with the procedures for bringing business before an annual meeting at which directors are to be elected.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report for the year ended December 31, 2021 may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to Joel D. Duthie – Executive Vice President, Chief Legal Officer & Secretary, we will provide a separate copy of the Annual Report for the year ended December 31, 2021 or Notice of Annual Meeting and Proxy Statement.

58	PATRICK INDUSTRIES, INC

OTHER MATTERS

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, excluding certain of the exhibits thereto, may be obtained without charge by writing to Joel D. Duthie – Executive Vice President, Chief Legal Officer and Secretary, Patrick Industries, Inc., 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana 46515-0638.

The Board knows of no other proposals that may be presented for action at the meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Shareholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided.

By Order of the Board of Directors,

Joel D. Duthie

Executive Vice President, Chief Legal Officer and Secretary

April 11, 2022

> We are pleased with our overall performance during 2021 and extremely grateful for the efforts of our entire team, particularly given the supply chain challenges and labor constraints impacting businesses throughout the country.

– ANDY NEMETH, CEO

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement	59

VOTING Q&A

Q. Who may vote at the annual meeting?

A. Our Board has established the record date for the annual meeting as close of business on March 18, 2022. This Proxy Statement and the accompanying materials are being sent to holders of our common stock on the record date at the direction of the Board.

Q. How many shares must be present to conduct business at the meeting?

A. Each shareholder is entitled to one vote for each share of our common stock held as of the record date. For purposes of the meeting, a quorum means a majority of the outstanding shares "present" in person or by proxy at the meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters will be counted as shares present and entitled to vote in determining the presence of a quorum.

Shareholders participating in the virtual meeting are considered to be attending the meeting "in person." Abstentions and withheld votes are counted as shares present at the meeting for purposes of determining a quorum. As of the close of business on March 18, 2022, the record date for shareholders entitled to vote at the Annual Meeting, there were outstanding 23,215,492 shares of common stock entitled to one vote each. In determining whether a quorum exists at the meeting, all shares for which proxies were submitted will be counted. Proxies properly executed and received by us prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting.

Q. What proposals will be voted on at the Annual Meeting?

A. At the Annual Meeting, shareholders will act upon the following matters:

1. The election of the nine members of our Board of Directors named in the Proxy Statement;
2. The ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent registered public accounting firm for fiscal year 2022; and
3. The approval, by a non-binding advisory vote, of the compensation paid by the Corporation in fiscal year 2021 to its Named Exective Officers.

Q. How does the Board recommend I vote?

A. Our Board unanimously recommends that you vote "FOR" proposals 1, 2 and 3. With respect to Proposal 1 (Election of Directors), a shareholder may (i) vote for the election of each named director nominee, or (ii) withhold authority to vote for any named director nominee. With respect to Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and Proposal 3 (Advisory Vote on Executive Compensation), a shareholder may vote for, against or abstain. Please note that brokers may not vote your shares on Proposals 1 and 3 in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

Under Proposal 1, the directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote.

60 PATRICK INDUSTRIES, INC

VOTING INFORMATION

Therefore, broker non-votes and abstentions will have no effect on Proposal 1, except to the extent that they will count as votes not cast. Proposals 2 and 3 in this Proxy Statement require the affirmative vote of a majority of the votes cast, assuming a quorum is present. Broker non-votes and abstentions will have no effect on these proposals.

Q. What happens if additional matters are presented at the Annual Meeting?

A. Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Q. How do I vote if my shares are held in "street name"?

A. If a shareholder's shares are held by a broker or another nominee (the "broker") on the shareholder's behalf (that is, in "street name") and the shareholder does not instruct the broker as to how to vote the shareholder's shares, the broker may vote the shares in its discretion on matters designated as routine. However, a broker cannot vote shares held in street name on matters designated as non-routine unless the broker receives voting instructions from the beneficial owner. If a shareholder's shares are held in street name and the shareholder does not provide voting instructions to the broker, the broker will have discretion to vote those shares only on Proposal 2 because this proposal is considered a routine matter. "Broker non-votes" occur when brokerage firms receive proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal. Broker non-votes and abstentions will be included in the determination of the number of shares of common stock present at our Annual Meeting for quorum purposes, but will not be counted as votes cast on any matter presented at our Annual Meeting that is a non-routine matter.

Q. How can I attend the Annual Meeting?

A. The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the record date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MDHN794. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 A.M. EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Q. How do I register to attend the Annual Meeting virtually on the Internet?

A. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank, broker, fiduciary, or nominee, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Patrick Industries, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 P.M. EDT on May 10, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to **legalproxy@computershare.com**

By mail:
Computershare
Patrick Industries, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q. What if I have trouble accessing the Annual Meeting virtually?

A. The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running up-to-date versions of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Q: Will there be a question and answer session?

A. As part of the virtual Annual Meeting, we will hold a live Q&A session, during which we intend to answer as many questions as time permits. Questions must comply with the Annual Meeting procedures and be pertinent to the Company, our shareholders and the Annual Meeting matters. Following the Annual Meeting, we intend to post answers to any questions not answered during the meeting on our website under "For Investors - Company Information/Proxy Statements."

If you wish to submit a question in advance of the virtual Annual Meeting: Prior to the virtual Annual Meeting, shareholders may submit questions, in writing, by following the instructions on the virtual Annual Meeting website (which will be accessible beginning on or around April 13, 2022). To submit a question in advance of the Annual Meeting, beneficial owners must register in advance of the Meeting. See "How do I register to attend the Annual Meeting virtually on the Internet?" above.

If you wish to ask a question during the virtual Annual Meeting: Log in to the virtual Annual Meeting website and enter the control number included on your Notice, proxy card or voting instruction form. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.

62 PATRICK INDUSTRIES, INC

BETTER
TOGETHER

PATRICK

PATRICK INDUSTRIES, INC.
CORPORATE OFFICE
107 W. Franklin Street
P.O. Box 638
Elkhart, IN 46515
(800) 331-2151 / (574) 294-7511

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/PATK or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PATK

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. To elect nine directors to the Board of Directors to serve until the 2023 Annual Meeting of Shareholders.

	01 - Joseph M. Cerulli	02 - Todd M. Cleveland	03 - John A. Forbes
	04 - Michael A. Kitson	05 - Pamela R. Klyn	06 - Derrick B. Mayes
	07 - Andy L. Nemeth	08 - Denis G. Suggs	09 - M. Scott Welch

	Mark here to vote FOR all nominees	Mark here to WITHHOLD vote from all nominees	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022.				3. To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2021.

4. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

03LSRC

The 2022 Annual Meeting of Shareholders of Patrick Industries, Inc. will be held on

Thursday, May 12, 2022 at 10:00 A.M. EDT, virtually via the internet at www.meetnow.global/MDHN794.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.investorvote.com/PATK

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PATK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PATRICK INDUSTRIES, INC.

PATRICK INDUSTRIES, INC.

Annual Meeting of Shareholders

May 12, 2022 10:00 AM (EDT)

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Andy L. Nemeth and Jacob R. Petkovich, or either of them, as the undersigned’s proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the undersigned’s Common Stock in PATRICK INDUSTRIES, INC. and at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present. The 2022 Annual Meeting of Shareholders of PATRICK INDUSTRIES, INC. will be held on Thursday, May 12, 2022 at 10:00 A.M. EDT, virtually via the internet at www.meetnow.global/MDHN794. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If this proxy is properly executed but no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.